                                                                   EXHIBIT 10.17








                     ---------------------------------------


                            STOCK PURCHASE AGREEMENT


                     ---------------------------------------


                                      among

                        LINCOLN TECHNICAL INSTITUTE, INC.

                                     and the

                            SELLERS IDENTIFIED HEREIN


                           Dated as of March 30, 2006

                                                         TABLE OF CONTENTS

                                                                                                               PAGE


                                                             ARTICLE I

                                                            DEFINITIONS

SECTION 1.01. Certain Defined Terms...............................................................................1
SECTION 1.02. Definitions.........................................................................................8
SECTION 1.03. Interpretation and Rules of Construction............................................................8

                                                             ARTICLE II

                                                         PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of the Shares.....................................................................9
SECTION 2.02. Purchase Price......................................................................................9
SECTION 2.03. Closing  9
SECTION 2.04. Closing Deliveries by the Sellers...................................................................9
SECTION 2.05. Closing Deliveries by the Purchaser................................................................10
SECTION 2.06. Adjustment of Purchase Price.......................................................................10
SECTION 2.07. Escrow.............................................................................................11

                                                            ARTICLE III

                                                   REPRESENTATIONS AND WARRANTIES
                                                           OF THE SELLERS

SECTION 3.01. Organization, Authority and Qualification..........................................................12
SECTION 3.02. No Subsidiaries....................................................................................12
SECTION 3.03. Capitalization.....................................................................................12
SECTION 3.04. Corporate Books and Records........................................................................13
SECTION 3.05. No Conflict........................................................................................13
SECTION 3.06. Required Consents..................................................................................13
SECTION 3.07. Financial Information; Books and Records...........................................................13
SECTION 3.08. Absence of Undisclosed Liabilities.................................................................14
SECTION 3.09. Receivables........................................................................................14
SECTION 3.10. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions..................14
SECTION 3.11. Litigation.........................................................................................16
SECTION 3.12. Compliance with Laws...............................................................................17
SECTION 3.13. Environmental and Other Permits and Licenses; Related Matters......................................17
SECTION 3.14. Material Contracts.................................................................................18
SECTION 3.15. Intellectual Property..............................................................................19
SECTION 3.16. Real Property......................................................................................19
SECTION 3.17. Tangible Personal Property.........................................................................21
SECTION 3.18. Assets   21
SECTION 3.19. Employee Benefit Matters...........................................................................21
SECTION 3.20. Labor Matters......................................................................................23
SECTION 3.21. Key Employees......................................................................................23
SECTION 3.22. Student Lists......................................................................................23


SECTION 3.23. Certain Interests..................................................................................23
SECTION 3.24. Taxes..............................................................................................24
SECTION 3.25. Insurance..........................................................................................25
SECTION 3.26. Compliance with Title IV Programs..................................................................25
SECTION 3.27. Educational Approvals..............................................................................28
SECTION 3.28. Certain Business Practices.........................................................................28
SECTION 3.29. Brokers  28
SECTION 3.30. No Other Representations...........................................................................28

                                                             ARTICLE IV

                                                   REPRESENTATIONS AND WARRANTIES
                                                          OF THE PURCHASER

SECTION 4.01. Organization, Authorization and Qualification......................................................29
SECTION 4.02. No Conflict........................................................................................29
SECTION 4.03. Required Consents..................................................................................29
SECTION 4.04. Litigation.........................................................................................30
SECTION 4.05. Financing..........................................................................................30
SECTION 4.06. Brokers............................................................................................30
SECTION 4.07. No Other Representations...........................................................................30

                                                             ARTICLE V

                                                       ADDITIONAL AGREEMENTS

SECTION 5.01. Conduct of Business Prior to the Closing...........................................................30
SECTION 5.02. Access to Information..............................................................................30
SECTION 5.03. Confidentiality....................................................................................31
SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents..........................................31
SECTION 5.05. Notice of Developments.............................................................................32
SECTION 5.06. No Solicitation or Negotiation.....................................................................32
SECTION 5.07. Use of Intellectual Property.......................................................................33
SECTION 5.08. Release of Indemnity Obligations...................................................................33
SECTION 5.09. Intercompany Arrangements..........................................................................33
SECTION 5.10. Payments on Behalf of Affiliates...................................................................33
SECTION 5.11. Employee Matters...................................................................................33
SECTION 5.12. Non-Competition....................................................................................33
SECTION 5.13. Payment Obligations................................................................................34
SECTION 5.14. Investments........................................................................................34
SECTION 5.15. Further Action.....................................................................................34

                                                             ARTICLE VI

                                                            TAX MATTERS

SECTION 6.01. Indemnity..........................................................................................34
SECTION 6.02. Returns and Payments...............................................................................35
SECTION 6.03. Refunds............................................................................................35
SECTION 6.04. Contests...........................................................................................35
SECTION 6.05. Time of Payment....................................................................................36



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

SECTION 6.06. Tax Cooperation and Exchange of Information........................................................36
SECTION 6.07. Conveyance Taxes...................................................................................36
SECTION 6.08. Miscellaneous......................................................................................37

                                                            ARTICLE VII

                                                       CONDITIONS TO CLOSING

SECTION 7.01. Conditions to Obligations of the Sellers...........................................................37
SECTION 7.02. Conditions to Obligations of the Purchaser.........................................................38

                                                            ARTICLE VIII

                                                          INDEMNIFICATION

SECTION 8.01. Survival of Representations and Warranties.........................................................39
SECTION 8.02. Indemnification by the Sellers.....................................................................39
SECTION 8.03. Indemnification by the Purchaser...................................................................39
SECTION 8.04. Limits on Indemnification..........................................................................40
SECTION 8.05. Indemnification Procedures.........................................................................40
SECTION 8.06. Distributions from Escrow Account..................................................................41

                                                             ARTICLE IX

                                                 TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01. Termination........................................................................................41
SECTION 9.02. Effect of Termination..............................................................................42
SECTION 9.03. Amendment..........................................................................................42
SECTION 9.04. Waiver.............................................................................................42

                                                             ARTICLE X

                                                         GENERAL PROVISIONS

SECTION 10.01. Expenses..........................................................................................42
SECTION 10.02. Notices 42
SECTION 10.03. Public Announcements..............................................................................43
SECTION 10.04. Severability......................................................................................43
SECTION 10.05. Entire Agreement..................................................................................43
SECTION 10.06. Assignment........................................................................................43
SECTION 10.07. No Third Party Beneficiaries......................................................................43
SECTION 10.08. Specific Performance..............................................................................43
SECTION 10.09. Governing Law.....................................................................................44
SECTION 10.10. Waiver of Jury Trial..............................................................................44
SECTION 10.11. Headings..........................................................................................44
SECTION 10.12. Counterparts......................................................................................44

        STOCK PURCHASE AGREEMENT, dated as of March 30, 2006, among LINCOLN TECHNICAL INSTITUTE, INC., a New Jersey corporation (the "PURCHASER"), and RICHARD I. GOUSE, ANDREW T. GOUSE, individually and as Trustee of THE CAROLYN BETH GOUSE IRREVOCABLE TRUST, SETH A. KURN AND STEVEN L. MELTZER (each, a "SELLER" and collectively, the "SELLERS").

        WHEREAS, the Sellers own all the issued and outstanding shares (the "SHARES") of common stock, $0.01 par value per share (the "COMMON STOCK"), of New England Institute of Technology at Palm Beach, Inc., a Florida corporation (the "COMPANY");

        WHEREAS, the Company has a principal business address at 2410 Metro Centre Boulevard, West Palm Beach, FL 33407;

        WHEREAS, the Company owns and operates a post-secondary educational institution in Palm Beach County, Florida, with campuses located in the Metrocenter Corporate Park of West Palm Beach and in the Australian Business Park in Mangonia Park, that is engaged in the business of providing post-secondary school educational services (the "BUSINESS");

                  WHEREAS, the Sellers wish to sell to the Purchaser, and the Purchaser wishes to purchase from the Sellers, the Shares, upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.01. CERTAIN DEFINED TERMS. For purposes of this Agreement:

        "ACCREDITING BODY" means any non-Government entity or body that has been recognized by DOE as a reliable authority as to the quality of training offered by "institutions of higher education," "proprietary institutions of higher education" or "educational programs" (as those terms are defined by U.S. DOE) under 34 C.F.R. Part 602 as promulgated by U.S. DOE, including but not limited to ACICS.

        "ACICS" means the Accrediting Council for Independent Colleges and Schools.

        "ACQUISITION DOCUMENTS" means this Agreement, the Ancillary Agreements, and any certificate, Financial Statement, Interim Financial Statement, report or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement.

        "ACTION" means any Claim, action, suit, arbitration, proceeding or investigation by or before any Governmental Authority or Educational Agency.

        "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

        "AGREEMENT" or "THIS AGREEMENT" means this Stock Purchase Agreement between the parties hereto (including the Exhibits and Schedules hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 9.03.

        "ANCILLARY AGREEMENTS" means the Escrow Agreement, the General Release and the Transitional Consent Agreement.

        "ASSETS" means the assets and properties of the Company, including the Real Property.

        "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing.

        "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System, as updated through the Closing.

        "CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements, but excluding Educational Claims.

        "CLOSING STATEMENT OF NET CURRENT ASSETS" means the statement of net current assets (including the related notes and schedules thereto) of the Company, dated as of the Closing and prepared pursuant to Section 2.06(b).

        "CODE" means the Internal Revenue Code of 1986 as amended.

        "COMPANY INTELLECTUAL PROPERTY" means Intellectual Property (including the Company Marks and the Domain Names) owned by the Company.

        "COMPANY IP AGREEMENTS" means (a) licenses of Company Intellectual Property by the Company to any third party, (b) licenses of Intellectual Property by any third party to the Company, (c) agreements between the Company and any third party relating to the development or use of Intellectual Property, the development or transmission of data, or the use, modification, framing, linking, advertisement, or other practices with respect to Internet web sites, and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Company Intellectual Property.

        "COMPANY MARKS" means the names "New England Institute of Technology at Palm Beach, Inc.", "New England School of Technology at Palm Beach", "Florida Culinary Institute", "FCI" and all design logos related to any of the foregoing and all stylized versions thereof.

        "COMPANY SOFTWARE" means all software (a) material to the operation of the Business or (b) manufactured, distributed, sold, licensed or marketed by the Company.

        "CONFIDENTIALITY AGREEMENT" means the agreement dated January 17, 2006 between Stifel, Nicolaus & Company, Incorporated and the Purchaser.

        "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

        "CONVEYANCE TAXES" means all sales, use, value-added, transfer, stamp, stock transfer, real property transfer or gains and similar Taxes and any transfer, recording, registration and similar fees.

        "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Sellers to the Purchaser in connection with this Agreement.

        "DOMAIN NAMES" means "floridaculinary.com" and "newenglandtech.com".

        "EDUCATIONAL AGENCY" means any entity or organization, whether governmental, government chartered, private or quasi-private, that engages in granting or withholding Educational Approvals for, administers financial assistance to or for students of, or otherwise regulates, private post-secondary schools in accordance with standards relating to performance, operation, financial condition or academic standards of such schools, including U.S. DOE, the United States Veterans Administration and state approving agencies for veteran's education benefits, any agency that guarantees federal student loans pursuant to 34 C.F.R. Part 682 Subpart D, any Accrediting Body and any State Educational Agency.

        "EDUCATIONAL APPROVAL" means any license, permit, consent, franchise, approval, authorization, certificate, U.S. DOE Approval or accreditation issued or required to be issued by an Educational Agency to the Institution or to any campus operated by the Institution with respect to any aspect of the Institution's operations subject to the oversight of such Educational Agency.

        "EDUCATIONAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, program reviews, audits, proceedings, consent orders or consent agreements arising out of the operation of the Institution or the application thereto of any Educational Law or with respect to any Educational Approval required to be held by the Institution under any Educational Law.

        "EDUCATIONAL LAW" means any Law, regulation or binding standard issued or administered by, or related to, any Educational Agency.

        "ENCUMBRANCE" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement or restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

        "ENVIRONMENT" means surface waters, groundwaters, sediment, soil, subsurface strata and outdoor or indoor ambient air.

        "ENVIRONMENTAL CLAIMS" means any Claims relating to any Environmental Law or any Environmental Permit, including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

        "ENVIRONMENTAL LAWS" means all Laws and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the Environment, health, safety, natural resources or Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 6901 ET SEQ.; the Clean Water Act, 33 U.S.C. ss. 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f ET SEQ.; the Atomic Energy Act, 42 U.S.C. ss. 2011 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136 et SEQ.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss. 301 ET SEQ.

        "ENVIRONMENTAL PERMITS" means all permits, approvals, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

        "ESCROW ACCOUNT" means the account established, designated and maintained by the Escrow Agent pursuant to the terms of the Escrow Agreement.

        "ESCROW AGENT" means LaSalle Bank National Association.

        "ESCROW AMOUNT" means $3,500,000.

        "ESTIMATED CLOSING STATEMENT OF NET CURRENT ASSETS" means the statement of net current assets (including the related notes and schedules thereto) of the Company, dated as of the Closing and prepared and delivered pursuant to Section 2.06(a).

        "EXCLUDED TAXES" means (a) all Income Taxes owed by any Seller for any period; (b) all Taxes relating to the Company, the Assets or the Business for any Pre-Closing Period; (c) all Taxes of any Seller, the Company or any other Person by reason of being a member of a consolidated, combined, unitary or affiliated group that includes the Company or any of its present or past Affiliates prior to the Closing, by reason of a Tax sharing, Tax indemnity or similar agreement entered into by any Seller, the Company or any of their present or past Affiliates prior to the Closing (other than this Agreement) or by reason of transferee or successor Liability arising in respect of a transaction undertaken by any Seller, the Company or any of their present or past Affiliates prior to the Closing; (d) Taxes imposed on Purchaser or any of its Affiliates as a result of any breach of warranty or misrepresentation, or breach of any covenant relating to Taxes; and (e) all Conveyance Taxes payable in connection with the transactions contemplated by this Agreement.

        "FINANCIAL ASSISTANCE" means any form of student financial assistance, grants or loans, including Title IV Program funding, administered by any Governmental Authority or Educational Agency.

        "GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

        "GAGAS" means generally accepted government auditing standards.

        "GENERAL RELEASE" means the general release and discharge from the Sellers referred to in Section 5.08 in the form attached hereto as Exhibit 1.01(a).

        "GOVERNMENTAL AUTHORITY" means any United States federal, state, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body, but excluding any Educational Agency.

        "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

        "HAZARDOUS MATERIALS" means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, mold, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas; (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance which is regulated by, or with respect to which liability may be imposed under, any Environmental Law.

        "HEA" means the Higher Education Act of 1965, 20 U.S.C. ss. 1001 ET SEQ., as amended.

        "INDEBTEDNESS" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (e) all obligations, contingent or otherwise, of such Person under acceptance, Letter of Credit or similar facilities; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person; and (h) all Indebtedness referred to in clauses
(a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

        "INDEMNIFIED PARTY" means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

        "INDEMNIFYING PARTY" means the Sellers pursuant to Section 8.02 and the Purchaser pursuant to Section 8.03, as the case may be.

        "INSTITUTION" means the post-secondary educational institution owned and operated by the Company at the Metrocenter Corporate Park of West Palm Beach and in the Australian Business Park in Mangonia Park under the trade names "New England Tech", "NET", "Florida Culinary Institute" and "FCI", and all other locations, branches, campuses, buildings, classrooms, learning sites and facilities at which any portion of an educational program is offered or taught, in whole or in part, by or in association with that post-secondary educational institution or the Company, as set forth in Section 3.26(c) of the Disclosure Schedule.

        "INTELLECTUAL PROPERTY" means: (a) patents and patent applications; (b) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names and slogans, together with the goodwill associated therewith;
(c) copyrights; (d) computer software, data, databases, data rights and Internet websites; (e) confidential and proprietary information, including trade secrets and know-how; (f) advertising and promotional rights and rights to privacy and publicity; (g) registrations and applications for registration of the foregoing, including reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof; (h) all common law rights thereto; and (i) proprietary rights in curricula, course design and educational services.

        "INVENTORY" means all inventory, goods and other personal property maintained, held or stored by or for the Company at the Closing, and any prepaid deposits for any of the same.

        "IRS" means the Internal Revenue Service of the United States.

        "KNOWLEDGE OF THE SELLERS" means the actual knowledge, after due inquiry, of (i) the Principal Seller, Scott Freund and Charles Halliday, (ii) Elizabeth Lavton, but only to the extent of her knowledge by reason of her duties as Financial Aid Director of the Institution, (iii) Robert Laquerre, but only to the extent of his knowledge by reason of his duties as Dean of Technical Education of the Institution and (iv) David Pantone, but only to the extent of his knowledge by reason of his duties as Dean of Culinary Education of the Institution.

        "LAW" means any United States federal, state, local or similar statute, law, ordinance, regulation, rule, code, order, or Accrediting Body standard.

        "LEASED REAL PROPERTY" means the real property leased by the Company, as tenant, together with, to the extent leased by the Company, all buildings and other structures, plants, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

        "LETTER OF CREDIT" means any instruments or documents issued by a bank guaranteeing the payment of a customer's drafts up to a stated amount for a specified period.

        "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, asserted or unasserted, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law or Educational Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

        "LICENSED INTELLECTUAL PROPERTY" means Intellectual Property licensed to the Company or the Institution pursuant to the Company IP Agreements.

        "MATERIAL ADVERSE EFFECT" means any circumstance, change in or effect on the Business or the Company that, individually or in the aggregate with all other circumstances, changes in or effects on the Business or the Company: (a) is or is reasonably likely to be materially adverse to the business, operations, assets, results of operations or the condition (financial or otherwise) of the Business or the Company or (b) is reasonably likely to materially adversely affect the ability of the Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by the Company.

        "OWNED REAL PROPERTY" means the real property in which the Company has fee title (or equivalent) interest, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

        "PERMITTED ENCUMBRANCES" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which the Company is not otherwise subject to civil or criminal liability due to its existence: (a) liens for Taxes, assessments and governmental charges or levies not yet due and payable for which adequate reserves have been maintained in accordance with GAAP; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $25,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) zoning laws and ordinances, minor survey exceptions, reciprocal easement agreements and other customary encumbrances on or defects in title to real or personal property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes.

        "PERSON" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934.

        "POST-CLOSING PERIOD" means any taxable period (or portion of a taxable period) beginning after the Closing Date.

        "PRE-CLOSING PERIOD" means any taxable period (or portion of a taxable period) ending on or prior to the Closing Date.

        "PRINCIPAL SELLER" means Richard I. Gouse.

        "PURCHASE PRICE BANK ACCOUNT" means a bank account in the United States to be designated by the Principal Seller in a written notice to the Purchaser at least one Business Day before the Closing.

        "PURCHASER'S ACCOUNTANTS" means Deloitte & Touche LLP, independent accountants of the Purchaser.

        "REAL PROPERTY" means the Leased Real Property and the Owned Real Property.

        "RECEIVABLES" means any and all accounts receivable (including Student Accounts Receivable), notes and other amounts receivable from third parties, including customers and employees, arising from the conduct of the Business before the Closing Date, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

        "REGULATIONS" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

        "RELEASE" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

        "REMEDIAL ACTION" means all action to (a) clean up, remove, treat or handle in any other way Hazardous Materials in the Environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the Environment; or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

        "SELLERS' ACCOUNTANTS" means DiSanto Priest & Co., independent accountants of the Sellers.

        "STATE EDUCATIONAL AGENCY" means any state educational licensing body that provides a license or authorization for the Institution to provide postsecondary education in that state, including but not limited to the Florida Commission for Independent Education.

        "STRADDLE PERIOD" means any taxable period beginning on or prior to and ending after the Closing Date.

        "STUDENT ACCOUNTS RECEIVABLE" means the Company's accounts receivable for student tuition, fees and institutional charges (including U.S. DOE accounts receivable) with respect to students currently attending the Institution as of the Closing Date, as determined in accordance with GAAP applied on a basis consistent with the past practices of the Company.

        "TAX" or "TAXES" means any and all taxes and other fees, levies, duties, tariffs, imposts and other charges that are in the nature of taxes (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added, or gains taxes.

        "TAX RETURNS" means all returns, computations, reports and statements required to be filed with any Governmental Authority with respect to Taxes.

        "TITLE IV PROGRAMS" means the programs of federal student financial assistance administered pursuant to Title IV of the HEA.

        "TRANSITIONAL CONSENT AGREEMENT" means the Transitional Consent Agreement to be executed by the Company and New England Institute of Technology on the Closing Date, substantially in the form of Exhibit 1.01(b).

        "U.S." and "UNITED STATES" means the United States of America.

        "U.S. DOE" means the United States Department of Education.

        "U.S. DOE APPROVAL" means a provisional program participation agreement issued and countersigned by the Secretary of U.S. DOE, or her designee, in conjunction with an Eligibility and Certification Approval Report that is complete and accurate in all material respects, certifying an institution for participation in the Title IV Programs.

        "U.S. DOE PRE-CLOSING NOTICE" means written notification from the U.S. DOE reasonably satisfactory to the Purchaser that (i) states that the pre-acquisition review application is considered materially complete, (ii) does not state that there is a material impediment that would prohibit approval by the U.S. DOE of the change in ownership of the Institution, (iii) does not restrict the Institution's ability to add new locations or new educational programs, or to modify existing educational programs, and (iv) does not require the Institution to issue a Letter of Credit in an amount in excess of 25% of the Institution's participation level in the Title IV Programs for its last completed fiscal year.

        "WORKING CAPITAL" means the excess of the current Assets over the current Liabilities of the Company, as shown on the Closing Statement of Net Current Assets or the Estimated Closing Statement of Net Current Assets, as the case may be.

        SECTION 1.02. DEFINITIONS. The following terms have the meanings set forth in the Sections set forth below:

             DEFINITION                                            LOCATION

             "ANCILLARY LEASE DOCUMENTS".........................  3.16(b)
              -------------------------
             "BUSINESS"..........................................  Recitals
              --------
             "CLOSING"...........................................  2.03
              -------
             "CLOSING DATE"......................................  2.03
              ------------
             "COMMON STOCK"......................................  Recitals
              ------------
             "COMPANY"...........................................  Recitals
              -------
             "COMPLIANCE DATE"...................................  3.26(a)
              ---------------
             "ERISA".............................................  3.19(a)
              -----
             "ESCROW AGREEMENT"..................................  2.07
              ----------------
             "FINANCIAL STATEMENTS"..............................  3.07(a)
              --------------------
             "INDEPENDENT ACCOUNTING FIRM".......................  2.07(c)(ii)
              ---------------------------
             "INTERIM FINANCIAL STATEMENTS"......................  3.07(a)
              ----------------------------
             "INTERNAL CONTROLS".................................  3.07(c)
              -----------------
             "LEASE".............................................  3.14(a)
              -----
             "LOSS"..............................................  8.02(a)
              ----
             "MATERIAL CONTRACTS"................................  3.14(a)
              ------------------
             "MULTIEMPLOYER PLAN"................................  3.19(b)
              ------------------
             "MULTIPLE EMPLOYER PLAN"............................  3.19(b)
              ----------------------
             "OPTIONS"...........................................  3.16(b)
              -------
             "PLANS".............................................  3.19(a)
              -----
             "PURCHASE PRICE"....................................  2.02
              --------------
             "PURCHASE PRICE DECREASE"...........................  2.07(d)(ii)
              -----------------------
             "PURCHASE PRICE INCREASE"...........................  2.07(d)(ii)
              -----------------------
             "PURCHASER"........................................r  Preamble
              ---------
             "PURCHASER INDEMNIFIED PARTY".......................  8.02(a)
              ---------------------------
             "REQUIRED CONSENTS".................................  3.06
              -----------------
             "RESTRICTED BUSINESS"...............................  5.12(a)
              -------------------
             "RESTRICTED PERIOD".................................  5.12(a)
              -----------------
             "RESTRICTED TERRITORY"..............................  5.12(a)
              --------------------
             "S-CORPORATION".....................................  3.24(d)
              -------------
             "SELLERS"...........................................  Preamble
              -------
             "SELLER INDEMNIFIED PARTY"..........................  8.03(a)
              ------------------------
             "SHARES"............................................  Recitals
              ------
             "TANGIBLE PERSONAL PROPERTY"........................  3.17(a)
              --------------------------
             "THIRD PARTY CLAIMS"................................  8.05
              ------------------
             "TITLE COMPANY".....................................  7.02(d)
              -------------

        SECTION 1.03.INTERPRETATION AND RULES OF CONSTRUCTION. In this Agreement, except to the extent otherwise provided or indicated, or that the context otherwise requires:

                (a)when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement;

                (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

                (c) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

                (d) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

                (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

                (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

                (g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

                (h) references to a Person are also to its successors and permitted assigns; and

                (i) the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                                   ARTICLE II

                                PURCHASE AND SALE

        SECTION 2.01. PURCHASE AND SALE OF THE SHARES. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser, the Shares, and the Purchaser shall purchase the Shares.

        SECTION 2.02. PURCHASE PRICE. Subject to the adjustments set forth in
Section 2.06, the purchase price for the Shares and the covenants contained in
Section 5.12 shall be $35,264,000 (the "Purchase Price"). The Purchaser shall deduct from the Purchase Price (including any amounts payable under Section 2.06) any amounts required to be withheld and deducted under the Code or other applicable Tax Law. Any amounts so deducted shall be remitted by the Purchaser to the appropriate Governmental Authority on a timely basis.

        SECTION 2.03. CLOSING. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 10:00 A.M., New York time (a) on the first Business Day of the month following the satisfaction or waiver of the conditions to the obligations of the parties set forth in Article VII, or (b) at such other time or on such other date as the Principal Seller and the Purchaser may mutually agree upon in writing (the date on which the Closing takes place being the "Closing Date").

        SECTION 2.04. CLOSING DELIVERIES BY THE SELLERS. At the Closing, the Sellers shall deliver to the Purchaser:

                (a) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

                (b) executed counterparts of each Ancillary Agreement to which each Seller is a party;

                (c) a receipt for the Purchase Price less the Escrow Amount;

                (d) the resignations, effective as of the Closing, of all of the directors and officers of the Company, except for such persons as shall have been designated in writing prior to the Closing by the Purchaser to the Principal Seller;

                (e) a copy of (i) the Certificate of Incorporation, as amended, of the Company, certified by the Secretary of State of the State of Florida, as of a date not earlier than five Business Days prior to the Closing and accompanied by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing, stating that no amendments have been made to such Certificate of Incorporation since such date, and (ii) the By-laws of the Company, certified by the Secretary or Assistant Secretary of the Company;

                (f) a certificate of non-foreign status (in a form reasonably acceptable to the Purchaser) pursuant to Section 1.1445-2(b)(2) of the Regulations;

                (g) a good standing certificate for the Company from the Secretary of State of the State of Florida; and

                (h) the General Release.

        SECTION 2.05. CLOSING DELIVERIES BY THE PURCHASER. (A) At the Closing, the Purchaser shall deliver to the Sellers:

                (i) the Purchase Price less the Escrow Amount by wire transfer in immediately available funds to the Purchase Price Bank Account;

                (ii) executed counterparts of each Ancillary Agreement to which the Purchaser is a party;

                (iii) a true and complete copy of the written consent of the board of directors of the Purchaser evidencing its authorization of the execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby; and

                (iv) a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the Ancillary Agreements and other documents to be delivered hereunder and thereunder.

        (b) At the Closing, the Purchaser shall deliver or cause to be delivered to the Escrow Agent, in accordance with the Escrow Agreement, the Escrow Amount by wire transfer in immediately available funds to the Escrow Account.

        SECTION 2.06. ADJUSTMENT OF PURCHASE PRICE. The Purchase Price shall be subject to adjustment on and after the Closing Date as specified in this Section 2.06:

        (a) ESTIMATED CLOSING STATEMENT OF NET CURRENT ASSETS. At least 10 Business Days prior to the Closing, the Principal Seller shall deliver to the Purchaser the Estimated Closing Statement of Net Current Assets. The Sellers shall prepare the Estimated Closing Statement of Net Current Assets in accordance with GAAP and GAGAS on a basis consistent with the preparation of the balance sheet of the Company for the fiscal year ended as of December 31, 2005, and the Estimated Closing Statement of Net Current Assets shall set forth the Sellers' good faith estimate of the Working Capital as of the Closing Date. The Sellers shall make available to the Purchaser the work papers used in preparing the Estimated Closing Statement of Net Current Assets.

        (b) CLOSING STATEMENT OF NET CURRENT ASSETS. As promptly as practicable, but in any event within 30 Business Days following the Closing, the Purchaser shall deliver to the Principal Seller the Closing Statement of Net Current Assets, together with the report thereon of the Purchaser's Accountants, stating that the Closing Statement of Net Current Assets fairly presents the financial position of the Company at the Closing in accordance with GAAP and GAGAS. The Purchaser shall make available to the Sellers the work papers used in preparing the Closing Statement of Net Current Assets.

        (c) DISPUTES. (i) The Sellers may dispute any amounts reflected on the Closing Statement of Net Current Assets, but only on the basis that the amounts reflected on the Closing Statement of Net Current Assets were not arrived at in accordance with this Agreement or with GAAP and GAGAS or were arrived at based on mathematical or clerical error; PROVIDED, HOWEVER, that the Principal Seller shall have notified the Purchaser and the Purchaser's Accountants in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 20 Business Days of the Purchaser's delivery of the Closing Statement of Net Current Assets to the Principal Seller. In the event of such a dispute, the Principal Seller, on behalf of himself and the other Sellers, and the Purchaser shall attempt to reconcile their differences, and any resolution agreed by them as to any disputed amounts shall be final, conclusive and binding on the parties hereto.

                (ii) If the Principal Seller and the Purchaser are unable to reach a resolution with such effect within 20 Business Days after the receipt by the Purchaser and the Purchaser's Accountants of the Principal Seller's written notice of dispute, the Sellers and the Purchaser shall submit the items remaining in dispute for resolution to an independent accounting firm of national reputation mutually acceptable to the Principal Seller and the Purchaser (such accounting firm being referred to herein as the "INDEPENDENT ACCOUNTING FIRM"), which shall, within 20 Business Days after such submission, determine and report to the Principal Seller and the Purchaser upon such remaining disputed items, and such report shall be final, conclusive and binding on the Sellers and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Sellers, on the one hand, and the Purchaser, on the other hand, in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

                (iii) In acting under this Section 2.06, the Sellers' Accountants, the Purchaser's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

        (d) PURCHASE PRICE ADJUSTMENT. (i) The Closing Statement of Net Current Assets shall be deemed final for the purposes of this Section 2.06 upon the earliest of (A) the failure of the Principal Seller to notify the Purchaser of a dispute within 20 Business Days of the Purchaser's delivery of the Closing Statement of Net Current Assets to the Principal Seller, (B) the resolution of all disputes, pursuant to Section 2.06(c)(i), by the Principal Seller and the Purchaser, and (C) the resolution of all disputes, pursuant to Section 2.06(c)(ii), by the Independent Accounting Firm.

        (ii) Within three Business Days of the Closing Statement of Net Current Assets being deemed final, a Purchase Price adjustment shall be made as follows:
In the event that the Working Capital reflected on the Closing Statement of Net Current Assets is less than $0.01, then the Purchase Price shall be adjusted downward in an amount equal to such deficiency (such amount, the "PURCHASE PRICE DECREASE"). In the event that the Working Capital reflected on the Closing Statement of Net Current Assets exceeds $0.01, then the Purchase Price shall be adjusted upward in an amount equal to such excess (such amount, the "PURCHASE PRICE INCREASE").

        (iii) In case of a Purchase Price Increase, within five Business Days of the Closing Statement of Net Current Assets being deemed final, the Purchaser shall pay such Purchase Price Increase to the Principal Seller, for distribution to the Sellers, by wire transfer of immediately available funds to the Purchase Price Bank Account. In case of a Purchase Price Decrease, within five Business Days after the Closing Statement of Net Current Assets being deemed final, the Principal Seller shall cause such Purchase Price Decrease to be paid to the Purchaser, or such party as the Purchaser may designate, by wire transfer of immediately available funds to the account or accounts specified by the Purchaser (or such party) to the Principal Seller.

        SECTION 2.07. ESCROW. Prior to the Closing, the Sellers and the Purchaser shall enter into an Escrow Agreement with the Escrow Agent substantially in the form of Exhibit 2.07 (the "Escrow Agreement"). In accordance with the terms of the Escrow Agreement, the Purchaser shall deposit the Escrow Amount to be managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

        As an inducement to the Purchaser to enter into this Agreement, except as set forth in the Disclosure Schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant herein; PROVIDED, that disclosure of any fact or item in any section of the Disclosure Schedule shall, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other section, so long as the relevance of such disclosure to such other section is reasonably apparent), the Sellers hereby represent and warrant, on a joint and several basis (except with respect to Section 3.01(b), pursuant to which each Seller represents and warrants each statement therein only to the extent directly applicable to such Seller), to the Purchaser as follows:

        SECTION 3.01. ORGANIZATION, AUTHORITY AND QUALIFICATION. (A) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except to the extent that the failure to be so licensed or qualified and in good standing would not (i) adversely affect the ability of the Sellers to carry out their obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements or (ii) adversely affect the ability of the Company to conduct the Business, and all such jurisdictions are set forth in Section 3.01 of the Disclosure Schedule. All corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under, or results in a violation of, any provision of its Certificate of Incorporation or By-laws. True and correct copies of the Certificate of Incorporation and By-laws of the Company, each as in effect on the date hereof, have been delivered by the Sellers to the Purchaser.

        (b) Each Seller is an individual and has all requisite right, power and authority and full legal capacity to execute and deliver this Agreement and the Ancillary Agreements to which such Seller is a party, to perform such Seller's obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and upon their execution the Ancillary Agreements to which each Seller is a party will be, duly and validly executed and delivered by such Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution such Ancillary Agreements shall constitute, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms. The failure of the spouse (if any) of each Seller to be a party or signatory to this Agreement or any of the Ancillary Agreements to which such Seller is a party shall not (i) prevent such Seller from performing his or her obligations and from consummating the transactions contemplated hereunder and thereunder or (ii) prevent this Agreement or such Ancillary Agreements from constituting the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms.

        SECTION 3.02. NO SUBSIDIARIES. There are no corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. The Company is not a member of (nor is any part of the Business conducted through) any partnership, nor is the Company a participant in any joint venture or similar arrangement.

        SECTION 3.03. CAPITALIZATION. (A) The authorized capital stock of the Company consists of 10,000 shares of Common Stock. As of the date hereof, 10,000 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Shares or obligating any Seller or the Company to issue or sell any Shares, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares constitute all of the issued and outstanding capital stock of the Company and are owned of record and beneficially by the Sellers, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Purchaser in the stock records of the Company, the Purchaser, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own all the issued and outstanding capital stock of the Company free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

        (b) The stock register of the Company accurately records: (i) the name and address of each Person owning Shares and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

        SECTION 3.04. CORPORATE BOOKS AND RECORDS. The minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, Board of Directors and all committees of the Board of Directors of the Company. Complete and accurate copies of all such minute books and of the stock register of the Company have been provided by the Sellers to the Purchaser.

        SECTION 3.05. NO CONFLICT. Assuming that all consents, approvals, authorizations filings, notifications and other actions described in Section
3.06 of the Disclosure Schedule have been obtained or made, the execution, delivery and performance by each Seller of this Agreement and the Ancillary Agreements to which such Seller is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-Laws (or similar organizational documents) of the Company,
(b) conflict with or violate (or cause an event which may reasonably be expected to have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to such Seller, the Company, or any of their respective assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or any of the Assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of the Shares or any of the Assets is bound or affected.

        SECTION 3.06. REQUIRED CONSENTS. Except for the consents, approvals and notifications that must be obtained or given prior to or after the Closing as set forth on Section 3.06 of the Disclosure Schedule (the "Required Consents"), the execution, delivery and performance by each Seller of this Agreement and each Ancillary Agreement to which such Seller is a party, as applicable, do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority or Educational Agency. To the Knowledge of the Sellers, there is no reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated by this Agreement will not be received.

        SECTION 3.07. FINANCIAL INFORMATION; BOOKS AND RECORDS. (A) True and complete copies of (i) the audited balance sheet of the Company for each of the three fiscal years ended as of December 31, 2003, December 31, 2004 and December 31, 2005, previously filed with U.S. DOE on behalf of the Company or the Institution, and the related audited statements of income, retained earnings, stockholders' equity and changes in financial position of the Company, together with all related notes and schedules thereto, accompanied by the reports thereon of the Sellers' Accountants (collectively referred to as the "Financial Statements"), and (ii) the unaudited balance sheet of the Company as of February 28, 2006 and the related statements of income, retained earnings, stockholders' equity and changes in financial position of the Business, together with all related notes and schedules thereto (collectively referred to herein as the "Interim Financial Statements") have been delivered by the Sellers to the Purchaser. The Financial Statements and the Interim Financial Statements (A) were prepared in accordance with the books of account and other financial records of the Company, (B) present fairly in all material respects the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, (C) have been prepared in accordance with GAAP and GAGAS applied on a basis consistent with the past practices of the Company, and (D) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company as of the dates thereof or for the periods covered thereby.

        (b) The books of account and other financial records of the Company: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP and GAGAS, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

        (c) The Company has established and maintains a system of internal accounting controls ("INTERNAL CONTROLS") sufficient to comply with all legal and accounting requirements applicable to the Company and the Institution and to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and GAGAS. There are no significant deficiencies or material weaknesses in the design or operation of such Internal Controls, and the Company has not been advised by any independent auditor or other third party that any such significant deficiency or material weakness in such Internal Controls exists or existed.

        (d) None of the Sellers, the Company or any of its directors, officers, employees, auditors, accountants or representatives has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Internal Controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable financial reporting, accounting or auditing practices. There has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the Internal Controls or any allegations or investigations of any such fraud.

        SECTION 3.08. ABSENCE OF UNDISCLOSED LIABILITIES. There are no Liabilities of the Company, other than Liabilities (a) reflected or reserved against in the Financial Statements, (b) set forth in Section 3.08 of the Disclosure Schedule, or (c) incurred since December 31, 2005 in the ordinary course of business, consistent with past practice, of the Company and which do not and could not reasonably be expected to have a Material Adverse Effect. Reserves are reflected in the Financial Statements against all Liabilities of the Company in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with GAAP.

        SECTION 3.09. RECEIVABLES. Set forth in Section 3.09 of the Disclosure
Schedule is an aged list of the Receivables as of February 28, 2006. All Receivables reflected in the Financial Statements or arising from December 31, 2005 until the Closing have or will have arisen in the ordinary course of business from bona fide transactions and constitute or will constitute only valid, undisputed claims of the Company or the Institution, and no valid claims of setoff or other defenses or counterclaims have been formally asserted with respect thereto, other than normal cash discounts accrued in the ordinary course of business consistent with the past practices of the Company.

        SECTION 3.10. CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS. Since December 31, 2005, the Business has been conducted in the ordinary course consistent with past practice. As amplification and not limitation of the foregoing, since such date, neither the Company nor the Institution has:

                (a) permitted or allowed any of the Assets to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

                (b) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance related to the Company or paid or otherwise discharged any Liability related to the Company, other than current liabilities reflected on the Reference Statement of Net Current Assets and current liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2005;

                (c) written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any of the Assets other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

                (d) made any change in any method of accounting or accounting practice or policy used by the Company, other than such changes required by GAAP and set forth in Section 3.10 of the Disclosure Schedule;

                (e) amended, terminated, cancelled or compromised any material claims of the Company or waived any other rights of substantial value to the Company;

                (f) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including leasehold interests and intangible property), other than the sale of Inventories in the ordinary course of business consistent with past practice;

                (g) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Company;

                (h) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Company or otherwise;

                (i) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

                (j) made any capital expenditure or commitment for any capital expenditure in excess of $60,000 individually or $150,000 in the aggregate;

                (k) issued any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $35,000 individually;

                (l) made any material change in the customary methods of operations of the Company, including practices and policies relating to purchasing, Inventories and marketing;

                (m) made, revoked or changed any Tax election or method of Tax accounting or settled or compromised any liability with respect to Taxes of the Company;

                (n) incurred any Indebtedness in excess of $25,000 individually or $100,000 in the aggregate;

                (o) made any loan to, guaranteed any Indebtedness of, or otherwise incurred any Indebtedness on behalf of, any Person;

                (p) failed to pay any creditor any material amount owed to such creditor when due;

                (q) (i) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company to any of its employees, including any increase or change pursuant to any Plan or (ii) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law and involving ordinary increases consistent with the past practices of the Company;

                (r) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or stockholders (or with any relative, beneficiary, spouse or Affiliate of such Persons);

                (s) terminated, discontinued, closed or disposed of any facility or other business operation, or laid off any employees (other than layoffs of less than 50 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

                (t) disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent) or permitted to lapse or become abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company has any right, title, interest or license;

                (u) (i) allowed any Permit or Environmental Permit that was issued to or relates to the Company or otherwise relates to the Business to lapse or terminate or (ii) failed to renew any insurance policy, Permit or Environmental Permit that is scheduled to terminate or expire within 45 calendar days of the Closing;

                (v) failed to maintain the Company's property and equipment in good repair and operating condition, ordinary wear and tear excepted;

                (w) suffered any casualty loss or damage with respect to any of the Assets which in the aggregate have a replacement cost of more than $50,000, whether or not such loss or damage shall have been covered by insurance;

                (x) amended, modified or consented to the termination of any Material Contract or the Company's rights thereunder;

                (y) amended or restated the Certificate of Incorporation or By-Laws (or other organizational documents) of the Company;

                (z) made any charitable contribution;

                (aa) (i) abandoned, sold, assigned, or granted any security interest in or to any Company Intellectual Property, Licensed Intellectual Property or Company IP Agreements, including failing (A) to perform or cause to be performed all applicable filings, recordings and other acts or (B) to pay or cause to be paid all required fees and taxes to maintain and protect its interest in such Intellectual Property, (ii) granted to any third party any license with respect to any Company Intellectual Property or Licensed Intellectual Property, other than licenses of Company Software to the customers of the Company or Subsidiaries in the ordinary course of its business, (iii) developed, created or invented any Intellectual Property jointly with any third party (other than such joint development, creation or invention with a third party that is in progress prior to the Reference Statement Date), or (iv) disclosed, or allowed to be disclosed, any confidential Intellectual Property, unless such Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof;

                (bb) suffered any Material Adverse Effect; or

                (cc) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.10 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.10, except as expressly contemplated by this Agreement and the Ancillary Agreements.

        SECTION 3.11. LITIGATION. There are no Actions, Claims or Educational Claims by or against the Company or the Institution (or by or against any Seller or any Affiliate thereof and relating to the Business, the Company or the Institution) or affecting any of the Assets or the Business pending before any Governmental Authority or Educational Agency (nor, to the Knowledge of the Sellers, threatened to be brought by or before any Governmental Authority or Educational Agency). None of the Sellers, the Company, the Institution or any of their respective assets or properties, including the Assets, is subject to any Governmental Order (nor, to the Knowledge of the Sellers, are any Governmental Orders threatened to be imposed) that has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

        SECTION 3.12. COMPLIANCE WITH LAWS. (A) Except as would not (i) adversely affect the ability of the Sellers to carry out their obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to which any Seller is a party or (ii) otherwise have a Material Adverse Effect, each of the Company and the Institution has conducted and continues to conduct the Business in accordance with all Laws and Governmental Orders applicable to the Company, the Institution or the Assets, and neither the Company nor the Institution is in violation of any such Law or Governmental Order. Neither the Company nor the Institution has, in the last three years, received any written communication from any Governmental Authority alleging that the Company or the Institution is not in compliance in any material respect with any Law or Governmental Order that has not been resolved.

        (b) Section 3.12(b) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Company, the Institution or the Assets, and no such Governmental Order has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

        SECTION 3.13. ENVIRONMENTAL AND OTHER PERMITS AND LICENSES; RELATED MATTERS. (A) The Company is in compliance in all material respects with, and for the past three years has been in compliance in all material respects with, all applicable Environmental Laws and all Environmental Permits. All past noncompliance with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability, and there is no requirement proposed for adoption or implementation under any Environmental Law or Environmental Permit that would reasonably be expected to have a Material Adverse Effect.

        (b) There are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any of the Owned Real Property or, during the period of the Company's ownership, use or occupancy thereof, on any property formerly owned, used or occupied by the Company. There are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored, or disposed by, or on behalf of, the Company on any of the Leased Real Property or, during the period of the Company's lease thereof, on any property formerly leased by the Company.

        (c) There has been no Release of any Hazardous Material on any of the Owned Real Property or, during the period of the Company's ownership, use or occupancy thereof, on any property formerly owned, used or occupied by the Company. There has been no Release of any Hazardous Materials by, or on behalf of, the Company on any of the Leased Real Property or, during the period of the Company's lease thereof, on any property formerly leased by the Company.

        (d) The Company is not conducting, and has not undertaken or completed, any Remedial Action relating to any Release or threatened Release of any Hazardous Material at the Real Property or at any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law or Environmental Permit.

        (e) There is no asbestos or asbestos-containing material on any of the Real Property.

        (f) None of the Real Property is listed or proposed for listing, or adjoins any other property that is listed or proposed for listing, on the National Priorities List or CERCLIS or on any analogous federal, state or local list.

        (g) There are no Environmental Claims pending or, to the Knowledge of the Sellers, threatened, against the Company or the Real Property, and, to the Knowledge of the Sellers, there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including with respect to any off-site disposal location currently or formerly used by the Company or any of its predecessors or with respect to previously owned or operated facilities.

        (h) There are no wetlands or any areas subject to any legal requirement or restriction in any way related to wetlands (including requirements or restrictions related to buffer or transition areas or open waters) at or affecting the Real Property.

        (i) The Sellers have provided the Purchaser with copies of (i) any environmental assessment or audit reports or other similar studies or analyses relating to the Business, the Real Property or the Company, and (ii) all insurance policies issued at any time that may provide coverage to the Company or the Business for environmental matters.

        (j) Neither the execution of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will require any Remedial Action or notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit.

        SECTION 3.14. MATERIAL CONTRACTS. (A) Sections 3.14(a)(i) through (viii) of the Disclosure Schedule lists each of the following types of contracts and agreements (including oral agreements) of the Company and the Institution (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the use, occupancy, management or operation of any Real Property (including all contracts, agreements, leases and subleases relating to Intellectual Property and all contracts, agreements, leases and subleases relating to Tangible Personal Property), being "Material Contracts"):

                (i) each contract or agreement, or related series of agreements, that cannot be cancelled by the Company or the Institution on 30 days' notice or less without penalty or further payment and under the terms of which the Company or the Institution: (A) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2006; or (B) is likely to be entitled to receive consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2006;

                (i) all advertising agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company or the Institution is a party and involving the payment of consideration of more than $50,000 in the aggregate;

                (ii) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or the Institution is a party and that are not cancelable without penalty or further payment and without more than 30 days' notice;

                (iii) all contracts and agreements relating to Indebtedness of the Company or the Institution;

                (iv) all contracts and agreements that limit or purport to limit the ability of the Company or the Institution to compete in any line of business or with any Person or in any geographic area or during any period of time;

                (v) all contracts and agreements between the Company, on the one hand, and any Seller or any Affiliate of the Seller (other than the Company), on the other hand;

                (vi) all contracts and agreements between the Company or the Institution and any of the Company's officers, employees or stockholder(s) (or any relative, beneficiary, spouse or Affiliate thereof), other than any oral contracts of employment terminable on no more than 30 days' notice without penalty or further payment obligation;

                (vii) all material contracts, agreements and leases relating to the use, occupancy, management or operation of the Leased Real Property; and

                (viii) all other contracts and agreements, whether or not made in the ordinary course of business, that are material to the Company, the Institution or the conduct of the Business, or the absence of which would have a Material Adverse Effect.

For purposes of this Agreement, the term "LEASE" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

        (b) Each Material Contract: (i) is valid and binding on the Company and, to the Knowledge of the Sellers, the other party or parties thereto and is in full force and effect, (ii) is freely and fully assignable to the Purchaser without penalty or other adverse consequences and (iii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor the Institution is in breach of, or default under (in each case, in any material respects), any Material Contract.

        (c) No other party to any Material Contract is in breach thereof or default thereunder, and none of the Sellers, the Company or the Institution has received any notice of termination, cancellation, breach or default under any Material Contract.

        (d) The Sellers have made available to the Purchaser true and complete copies of all written Material Contracts and has provided to the Purchaser a summary of all oral Material Contracts.

        (e) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase any of the Assets (other than in the ordinary course of business consistent with past practice) or any of the Shares.

        SECTION 3.15. INTELLECTUAL PROPERTY. (A) Section 3.15(a) of the Disclosure Schedule sets forth a true and complete list of (i) all patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications and domain names included in the Company Intellectual Property, (ii) all Company IP Agreements, other than commercially available off-the-shelf computer software licensed pursuant to shrink-wrap or click-wrap licenses that is not material to the Business, and
(iii) other Company Intellectual Property material to the Business.

        (b) The Company is the exclusive owner of the entire right, title and interest in and to the Company Intellectual Property, and has a valid license to use the Licensed Intellectual Property in connection with the Business. The Company is entitled to use all Company Intellectual Property and Licensed Intellectual Property in the continued operation of the Business without limitation, subject only to the terms of the Company IP Agreements. The Company Intellectual Property and the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and are valid and enforceable.

        (c) The conduct of the Business as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and no Action alleging any of the foregoing is pending, and no Claim has been threatened or asserted against any Seller, the Company or any Subsidiary alleging any of the foregoing. No Person is engaging in any activity that infringes the Company Intellectual Property.

        (d) No Company Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Company Intellectual Property or that would impair the validity or enforceability of such Company Intellectual Property.

        SECTION 3.16. REAL PROPERTY. (A) Section 3.16(a) of the Disclosure Schedule lists: (i) the street address of each parcel of Owned Real Property,
(ii) the current owner of each parcel of Owned Real Property, and (iii) the current use of each parcel of Owned Real Property.

        (b) Section 3.16(b) of the Disclosure Schedule lists: (i) the street address of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, (iii) the terms (referencing applicable renewal periods) and rental payment

***
amounts (including all escalations) pertaining to each such parcel of Leased Real Property and (iv) the current use of each such parcel of Leased Real Property.

        (c) There is no material violation of any Law (including any building, planning or zoning law) relating to any of the Real Property. The Sellers have made available to the Purchaser true, legible and complete copies of each deed for each parcel of Owned Real Property and, to the extent available, for each parcel of Leased Real Property and all the title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other Encumbrances, title documents and other documents relating to or otherwise affecting the Real Property, the operations of the Company and the Institution thereon or any other uses thereof. The Company is in peaceful and undisturbed possession of each parcel of Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Real Property for the purposes for which it is currently being used. All existing water, sewer, steam, gas, electricity, telephone, cable, fiber optic cable, Internet access and other utilities required for the construction, use, occupancy, operation and maintenance of the Real Property are adequate for the conduct of the Business as it has been and currently is conducted. There are no material latent defects or material adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property. The Company has not leased any parcel or any portion of any parcel of Real Property to any other Person, and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, license, occupancy or other agreement, nor has the Company assigned its interest under any lease listed in Section 3.16(b) of the Disclosure Schedule to any third party.

        (d) Section 3.16(d) of the Disclosure Schedule sets forth a true and complete list of all leases relating to the Real Property and any and all ancillary documents (the "ANCILLARY LEASE DOCUMENTS") pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates). With respect to each of such leases, the Company has not exercised or given any notice of exercise of, nor has any lessor or landlord exercised or received any notice of exercise by a lessor or landlord of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "OPTIONS").

        (e) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the Knowledge of the Sellers, threatened against the Real Property.

        (f) (i) All the Real Property is occupied under a valid and current certificate of occupancy, or similar permit, (ii) the transactions contemplated by this Agreement and the Ancillary Agreements will not require the issuance of any new or amended certificate of occupancy, and (iii) to the Knowledge of the Sellers, there are no facts that would prevent the Real Property from being occupied by the Company or the Institution, as the case may be, after the Closing in the same manner as occupied by the Company or the Institution immediately prior to the Closing.

        (g) All improvements on the Real Property constructed by or on behalf of the Company or, to the Knowledge of the Sellers, constructed by or on behalf of any other Person, were constructed in compliance with all applicable Laws (including any building, planning or zoning Laws) affecting such Real Property.

        (h) No improvements on the Real Property and none of the current uses and conditions thereof violate in any material respect any Encumbrance, applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Real Property, other than those which are transferable with the Real Property, are required by any Governmental Authority having jurisdiction over the Real Property.

        (i) All improvements on any Real Property are wholly within the lot limits of such Real Property and do not encroach on any adjoining premises or Encumbrance benefiting such Real Property, and, to the

Knowledge of the Sellers, there are no encroachments on any Real Property or any easement or property right or benefit appurtenant thereto by any improvements located on any adjoining premises.

        (j) There have been no improvements of a value in excess of $10,000 in the aggregate made to or constructed on any Real Property within the applicable period for the filing of mechanics' liens.

        (k) The rental set forth in each lease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

        (l) The Company has the full right to exercise any Options contained in the leases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

        SECTION 3.17. TANGIBLE PERSONAL PROPERTY. (A) Section 3.17(a) of the Disclosure Schedule lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, books, computer equipment and other tangible personal property (the "Tangible Personal Property") used in the Business or owned or leased by the Company or the Institution.

        (b) Section 3.17(b) of the Disclosure Schedule sets forth a true and complete list of all leases for Tangible Personal Property and any and all material ancillary documents pertaining thereto (including all amendments, consents and evidence of commencement dates and expiration dates).

        (c) The Company or the Institution, as the case may be, has the full right to exercise any renewal options contained in the leases pertaining to the Tangible Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

        SECTION 3.18. ASSETS. (A) The Company owns, leases or has the legal right to use all the properties and assets, including the Company Intellectual Property, the Licensed Intellectual Property, the Company IP Agreements, the Real Property and the Tangible Personal Property, used or intended to be used in the conduct of the Business or otherwise owned, leased or used by the Company, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company or the Institution or in or relating to the conduct of the Business, all of which properties, assets and rights constitute Assets. The Company has good and marketable title to, or, in the case of leased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except Permitted Encumbrances.

        (b) The Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business as conducted at the time of the Closing. At all times since December 31, 2005, the Company and the Sellers have caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended to be used.

        SECTION 3.19. EMPLOYEE BENEFIT MATTERS. (A) Plans and Material Documents. Section 3.19(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company, (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between any Seller or any of its Affiliates and any employee of the Company, including any contracts, arrangements or understandings relating to the sale of the Company (collectively, the "Plans"). Each Plan is in writing, and the Sellers have furnished to the Purchaser a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan, including a copy of (A) each trust or other funding arrangement, (B) each summary plan description and summary of material modifications, (C) the most recently filed IRS Form 5500,
(D) the most recently received IRS determination letter for each such Plan, and
(E) the most recently prepared actuarial report and financial statement in connection with each such Plan. There are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company. The Company does not have any express or implied commitment, whether legally enforceable or not, (1) to create, incur liability with respect to, or cause to exist, any other employee benefit plan, program or arrangement, (2) to enter into any contract or agreement to provide compensation or benefits to any individual, or (3) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

        (b) ABSENCE OF CERTAIN TYPES OF PLANS. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER Plan"). None of the Plans provides for the payment of separation, severance, termination or similar benefits to any Person or obligates the Company to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

        (c) COMPLIANCE WITH APPLICABLE LAW. Each Plan is now and always has been operated in accordance with the requirements of all applicable Law, including ERISA and the Code, and all Persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in accordance with the provisions of all applicable Law, including ERISA and the Code. The Company has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No Action is pending or, to the Knowledge of the Sellers, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such Action.

        (d) QUALIFICATION OF CERTAIN PLANS. Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company that is intended to be qualified as a voluntary employees' beneficiary association and that is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

        (e) ABSENCE OF CERTAIN LIABILITIES AND EVENTS. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company has not incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists that could give rise to any such liability. The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists that could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Company is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; the Company has not been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

        (f) PLAN CONTRIBUTIONS AND FUNDING. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority, and no fact or event exists that could give rise to any such challenge or disallowance. As of the Closing, no Plan that is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

        SECTION 3.20. LABOR MATTERS. (a) Neither the Company nor the Institution is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or the Institution, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the Knowledge of the Sellers, threatened between the Company and its employees, and the Company has not experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) there are no unfair labor practice complaints pending against the Company or the Institution before the National Labor Relations Board or any other Governmental Authority which could have a Material Adverse Effect; (e) the Company is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; (f) the Company has paid in full to all its employees or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Company; (h) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standard that has been asserted or is now pending or threatened with respect to the Company; and
(j) there is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company has employed or currently employs any Person.

        SECTION 3.21. KEY EMPLOYEES. Section 3.21 of the Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation and other like benefits paid or payable (in cash or otherwise) in 2005, the date of employment and a description of the position and job function of each current salaried employee, officer, director, consultant or agent of the Company or any Subsidiary whose annual compensation exceeded (or, in 2006, is expected to exceed) $75,000.

        SECTION 3.22. STUDENT LISTS. The Sellers have delivered to the Purchaser a list that is accurate and complete in all material respects identifying (a) the number of students, and the names and educational programs of all students, enrolled at the Institution as of the date hereof for the then current academic period, and (b) the number of students, and the names and intended educational programs of all students, enrolled at the Institution as of the date hereof for future academic periods; provided, however, that such list shall include personally identifiable information regarding any student only to the extent permitted by the Family Educational Rights Privacy Act (20 U.S.C. 1232g) and the implementing regulations at 34 C.F.R. ss. 99.2.

        SECTION 3.23. CERTAIN INTERESTS. (A) No Seller or officer or director of the Company and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such Seller officer or director:

                (i) has any direct or indirect financial interest in any competitor or supplier of the Company or the Business; PROVIDED, HOWEVER, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor or supplier and that are also listed on any national securities exchange, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor or supplier;

                (ii) owns, directly or indirectly, in whole or in part, or has any other interest in, any tangible or intangible property that the Company uses or has used in the conduct of the Business or otherwise; or

                (iii) has outstanding any Indebtedness to the Company.

        (b) None of the Sellers or the Company has any Liability of any nature whatsoever to any officer, director or stockholder of the Company or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder.

        SECTION 3.24. TAXES. (A) (i) All Tax Returns required to be filed by or with respect to the Company have been timely filed; (ii) all Taxes required to be shown on such Tax Returns or otherwise due in respect of the Company have been timely paid; (iii) all such Tax Returns are true, correct and complete in all material respects; (iv) no adjustment relating to such Tax Returns has been proposed formally or informally by any Governmental Authority (insofar as either relates to the activities or income of the Company or could result in liability of the Company on the basis of joint and/or several liability) and, to the Knowledge of the Sellers, no basis exists for any such adjustment; (v) there are no pending or, to the Knowledge of the Sellers, threatened Actions for the assessment or collection of Taxes against the Company; (vi) all sales and license transactions between any Seller and the Company have been conducted on an arm's-length basis; (vii) there are no Tax liens on any assets of the Company; (viii) no Seller nor any Affiliate is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company of any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to Section 280G(b)(4) of the Code); (ix) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 will occur in connection with the transactions contemplated by this Agreement;
(x) the Company has not ever been a member of a consolidated, combined or unitary group; (xi) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xii) the Company has properly and timely withheld, collected and deposited all Taxes that are required to be withheld, collected and deposited under applicable Law;
(xiii) the Company is not doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required Tax Returns, and no notice or inquiry has been received from any jurisdiction in which Tax Returns have not been filed by the Company to the effect that the filing of Tax Returns may be required; (xiv) the Company has not been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; and (xv) the Company is not subject to any accumulated earnings tax, personal holding company Tax or similar Tax.

        (b) (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company may be subject; (ii) there are no requests for information currently outstanding that could affect the Taxes of the Company; (iii) there are no proposed reassessments of any property owned by the Company or other proposals that could increase the amount of any Tax to which the Company would be subject;
(iv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company; (v) the Company (A) does not have an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code, and (B) has not participated in or cooperated with an international boycott within the meaning of section 999 of the Code; and (vi) the Company does not have any (A) income reportable for a period ending after the Closing but attributable to a transaction (E.G., an installment sale) occurring in, or a change in accounting method made for, a period ending on or prior to the Closing that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction) or (B) deferred gain or loss arising out of any deferred intercompany transaction.

        (c) (i) Section 3.24 of the Disclosure Schedule lists all income, information, franchise and similar Tax Returns (federal, state, local and foreign) filed with respect to the Company for taxable periods ended on or after January 1, 2001, indicates the most recent income, information, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed, and indicates all Tax Returns that currently are the subject of audit; (ii) the Sellers have delivered to the Purchaser correct and complete copies of all federal, state and foreign income, information, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since January 1, 2003; and (iii) the Sellers have delivered to the Purchaser a true and complete copy of any tax-sharing or allocation agreement or arrangement involving the Company and a true and complete description of any such unwritten or informal agreement or arrangement.

        (d) The Company (i) has been an S corporation within the meaning of
Section 1361 of the Code (an "S-CORPORATION") at all times since December 31, 1986 and will continue to be an S-Corporation up to and until the Closing; (ii) has paid all built-in gain taxes within the meaning of Section 1374 of the Code that were required to be paid; and (iii) is not required to pay any taxes or penalties that would have not been incurred had the Company been an S-Corporation since its inception.

        (e) On the Reference Statement of Net Current Assets, reserves and allowances have been provided, and on the Closing Statement of Net Current Assets, reserves and allowances will be provided, in each case adequate to satisfy all Liabilities for Taxes relating to the Company for all taxable periods through the Closing (without regard to the materiality thereof).

        SECTION 3.25. INSURANCE. All material assets, properties and risks of the Company are, and for the past five years have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Company, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company.

        SECTION 3.26. COMPLIANCE WITH TITLE IV PROGRAMS. (A) The Company and the Institution are and, since January 1, 2003 (the "Compliance Date"), have been in compliance in all material respects with any and all applicable Educational Laws, including all Laws relating to Financial Assistance.

        (b) Since the Compliance Date, each educational program offered by the Institution for which the Institution provided or provides Financial Assistance funding, including programs involving externships, internships or consortium agreements, was and is an eligible program and in material compliance with all Educational Laws, including the requirements of 34 C.F.R. ss. 668.8, and the Institution has been in material compliance with the requirement to properly measure the length of such educational program for purposes of disbursing the Title IV Program funding to students enrolled in each such program.

        (c) The facilities listed on Section 3.26(c) of the Disclosure Schedule are and, since the Compliance Date, have been the only addresses at which all or any portion of any of the Company's or the Institution's educational programs have been offered, including any facilities at which more than 25% of any educational program (as measured in credit hours) are or have been provided via externships or internships. Except for any changes in address or changes in location that do not result in the cessation of any educational instruction by the Company or the Institution, neither the Company nor the Institution has ceased instruction at or closed any facility, location or campus. The Company and the Institution have complied with all Educational Laws related to any termination of educational programs or any change of the location or campus where educational programs are offered.

        (d) To the Knowledge of the Sellers, there exists no fact or set of facts with respect to the operation of the Institution prior to the Closing Date that would reasonably be likely to have a negative effect on the ability of the Institution to obtain (i) the U.S. DOE Pre-Closing Notice, or (ii) any approval listed in Section 3.06 or Section 4.03 of the Disclosure Schedule.

        (e) The Sellers have delivered to the Purchaser true and complete copies of all material correspondence (excluding general correspondence routinely sent to, or received from, any Educational

Agency or Governmental Authority) received from or sent by or on behalf of the Company or the Institution to any Educational Agency or any Governmental Authority to the extent such correspondence (i) was sent or received since the Compliance Date or relates to any issue that remains pending, and (ii) relates to (A) any notice that any Educational Approval is not in full force and effect or that an event has occurred which constitutes or, with the giving of notice or the passage of time or both, would constitute a material breach or violation thereunder; (B) any notice that the Company, the Institution or any Affiliate, employee, or agent of the Company or the Institution has violated or is violating any Educational Law in any material respect, including any Law related to the Title IV Programs, or any criterion, rule, standard, or other written guidance of any applicable Accrediting Body, or any law, regulation, or requirement related to maintaining and retaining in full force and effect any and all Educational Approvals necessary for the existing operations of, and receipt of Financial Assistance by, the Company or the Institution; (C) any audits, program reviews, inquiries, investigations, or site visits conducted by any Educational Agency, any guaranty agency, or any independent auditor reviewing compliance by the Company or the Institution with any Educational Law or Educational Approval; (D) the qualification of the Company, the Institution or any Affiliate thereof for the receipt of Financial Assistance; (E) any written notice of an intent to limit, suspend, terminate, revoke, cancel, not renew, or condition the Educational Approvals of, or the provision of Financial Assistance to, the Company, the Institution or to any of the Institution's students; (F) any written notice of an intent or threatened intent to condition the provision of Financial Assistance to the Company or the Institution on the posting of a Letter of Credit or other surety in favor of U.S. DOE; (G) written notice of an intent to provisionally certify the eligibility of the Company or the Institution to participate in the Title IV Programs; or (H) the placement or removal of the Company or the Institution on or from the reimbursement method of payment or any method of payment other than the advance payment method under the Title IV Programs.

        (f) No principal, affiliate (as those terms are defined in 34 C.F.R.
Part 85), owner, stockholder or trustee of, or any other individual or entity holding an ownership interest in the Company or the Institution, whether legal or equitable, is or has been a principal, affiliate, owner, stockholder or trustee or held an ownership interest, whether legal or equitable, in any other institution (whether or not participating in the Title IV Programs) or any third-party servicer (as that term is defined at 34 C.F.R. ss. 668.2). No Person who exercises substantial control over the Company, the Institution or any Affiliate of the Company (as the term "substantial control" is described under 34 C.F.R. ss. 668.174(c)(3)) or any member or members of such Person's family, alone or together, exercises or exercised substantial control over another institution or a third-party servicer that owes a liability for a violation of a requirement of the Title IV Programs. No principal, affiliate, owner, stockholder, trustee, or any other individual or entity holding an ownership interest in the Company or the Institution has pled guilty to, has pled nolo contendere to, or has been found guilty of, a crime involving the acquisition, use, or expenditure of federal, state or local government funds or has been judicially determined to have committed fraud or any other material violation of law involving federal, state or local government funds. None of the Company, the Institution or any Affiliate thereof that has the power, by contract or ownership interest, to direct or cause the direction of the management of policies of the Company or the Institution, has filed for relief in bankruptcy or has entered against it an order for relief in bankruptcy. Neither the Company nor the Institution knowingly employs, nor has either one of them knowingly employed, any individual or entity in a capacity that involves the administration or receipt of funds under the Title IV Programs, or contracted with any institution or third-party servicer, which has been terminated under
Section 487 of the HEA for a reason involving the acquisition, use or expenditure of federal, state or local government funds, or has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of federal, state or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state or local government funds.

        (g) The Institution has complied with U.S. DOE requirements, as set forth at 34 C.F.R. Section 668.14(b)(22), concerning the payments of commissions, bonuses or other incentive payments to admission representatives, agents and other Persons engaged in any student recruiting or admission activities or in making decisions regarding the awarding of Title IV Program funds for or on behalf of the Institution.

        (h) The Institution has not derived more than 90% of its revenues (for the fiscal years ending December 31, 2001; December 31, 2002 or December 31,
2003) from Title IV Program funds as determined in accordance with 34 C.F.R. ss. 600.5(d). Section 3.26(h) of the Disclosure Schedule contains a correct statement of the percentage of revenue from such federal funding sources for each of such fiscal years. Except as permitted by 34 C.F.R. ss. 600.5(d), as such regulation has been interpreted and applied by the U.S. DOE prior to Closing, the

Institution has not included revenue generated from institutional loans or scholarships in any of the computations referenced in this subsection.

        (i) Section 3.26(i) of the Disclosure Schedule sets forth: (a) the Institution's final, official cohort default rates calculated by the U.S. DOE under 34 C.F.R. Part 668 Subpart M for each of the 2002, 2003 and 2004 federal fiscal years and (b) the Institution's Perkins Loan cohort default rates for the most recent three fiscal years.

        (j) Since the Compliance Date, the Institution has complied with all applicable financial responsibility requirements, including the standards of financial responsibility in 34 C.F.R. ss. 668.15 and 34 C.F.R. Part 668 Subpart L, as applicable. Since the Compliance Date, the Institution has not been required to, post a Letter of Credit or other form of surety for any reason, including any requirement to post a Letter of Credit based on late refunds pursuant to 34 C.F.R. ss. 668.173.

        (k) Since the Compliance Date, the Institution has complied with the limitations in 34 C.F.R. ss. 600.7 on the number of courses that an institution may offer by correspondence or telecommunications, the number of students who may enroll in such courses, the number of students who were incarcerated, and the number of students who had neither a high school diploma nor the recognized equivalent of a high school diploma.

        (l) Since the Compliance Date, the Institution has not offered or provided any educational programs that consist solely of instruction in English as a second language.

        (m) There are no surety bonds or other forms of security that the Company or the Institution has been required to file since the Compliance Date with any Educational Agency with respect to its state authorization, federal eligibility, recruiter permits or other matters.

        (n) Since the Compliance Date, the Institution has not been placed on the reimbursement or cash monitoring payment methods of Title IV Program funding.

        (o) Since the Compliance Date, the Company and the Institution have not received any written or oral notice of, and there is not any currently unresolved investigation, review, audit, compliance review or site visit relating to the Institution's participation in and administration of the Title IV Programs or other Financial Assistance Programs or its compliance with the requirements of the DOE or any other Educational Agency. The Sellers have delivered to the Purchaser correct and complete copies of all annual federal financial aid compliance audits and audited financial statements filed with the DOE pursuant to 34 C.F.R. ss. 668.23 for all fiscal years ending after the Compliance Date and has provided copies of all material correspondence related to any draft or final investigative reports, program reviews, audits or compliance reviews received from the DOE or any other Educational Agency since the Compliance Date.

        (p) Since the Compliance Date, the Institution has not been on probation, warning or reporting status with any Educational Agency nor has it been subject to or received notice of any proceeding by any Educational Agency
(i) to revoke, withdraw, deny, suspend, condition, refuse to renew or limit any Educational Approval; (ii) alleging any material violation by the Company or the Institution of any Educational Law or term or condition of any Educational Approval or the failure to hold any required Educational Approval; or (iii) refusing to approve any application submitted to an Educational Agency.

        (q) Since the Compliance Date, except as disclosed in prior audits or compliance reviews, each of which is disclosed on Section 3.26(q) of the Disclosure Schedule, the Institution has complied in all material respects with U.S. DOE requirements that no student receive Title IV Program funds prior to the date for which such student was eligible for funds, or in any amount other than the amount such student was eligible to receive.

        (r) Since the Compliance Date, the Institution has complied in all material respects with all Educational Agency and DOE requirements and regulations including but not limited to requirements set forth at 34 C.F.R. ss. 668.22, relating to (i) fair and equitable refunds policy and (ii) the calculation and timely repayment of federal and nonfederal funds.

        (s) Since the Compliance Date, the Institution has complied in all material respects with 34 C.F.R. ss. 668.164 and 34 C.F.R. ss. 668.165 relating to the retention and timely return of student credit balances, and any and all student credit balances required to be paid thereunder.

        (t) Since the Compliance Date, all required reports have been prepared and timely filed in material compliance with the applicable Educational Agencies.

        (u) Since the Compliance Date, the Institution's agents or employees have possessed all permits and licenses required or otherwise necessary to recruit students for admission to the Institution.

        (v) Since the Compliance Date, the Institution has complied in all material respects with 34 C.F.R. Part 62 Subpart F regarding its enrollment in, and timely submission of foreign student information to, the Student and Exchange Visitor Information System.

        (w) The Sellers have delivered to the Purchaser correct and complete copies of all written student complaints, including related correspondence, that it has received from any current or former student, or received from any Educational Agency in relation to any material student complaint, or sent by or on behalf of the Company or the Institution in regard to any material student complaint, since the Compliance Date. There are no unresolved student complaints received by the Company or the Institution from any current or former student, or from any Educational Agency, against the Company or the Institution.

        SECTION 3.27. EDUCATIONAL APPROVALS. (A) Section 3.27(a) of the Disclosure Schedule lists, with respect to the Company and the Institution, each Educational Approval issued since the Compliance Date by an Educational Agency to the Company or the Institution or with respect to any educational program(s) offered by the Company or the Institution. Since the Compliance Date, the Company, the Institution and each location thereof, and each program offered in whole or in part by the Institution have maintained all Educational Approvals necessary for the operation of, and receipt of Financial Assistance by, the Company and the Institution. The Educational Approvals as listed on Section 3.27(a) of the Disclosure Schedule constitute all of the material Educational Approvals necessary for the Company and the Institution to operate the Business, including approvals necessary to offer each educational program and operate each campus. Neither the Company nor the Institution has received written notice that any material Educational Approval will not be renewed, and, to the Knowledge of the Sellers, there is no basis for any such non-renewal. The Sellers have made available to the Purchaser correct and complete copies of all material Educational Approvals that have been issued to the Company and the Institution. The Educational Approvals set forth on Section 3.27(a) of the Disclosure Schedule are in full force and effect and since the Compliance Date, there has been no proceeding for the suspension, limitation, revocation, termination or cancellation of any Educational Approval listed on Section 3.27(a) of the Disclosure Schedule, nor is any such proceeding pending or, to the Knowledge of the Sellers, threatened.

        SECTION 3.28. CERTAIN BUSINESS PRACTICES. None of the Sellers, the Company or the Institution or any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the Business; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the United States or any other country, which is in any manner illegal under any Law of the United States or any other country having jurisdiction; or (c) made any other unlawful payment or given any other unlawful consideration in respect of the Business.

        SECTION 3.29. BROKERS. Except for Stifel, Nicolaus & Company, Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Sellers. The Sellers are solely responsible for the fees and expenses of Stifel, Nicolaus & Company, Incorporated.

        SECTION 3.30. NO OTHER REPRESENTATIONS. None of the Sellers or their respective representatives have made, or shall be deemed to have made, and none of the Sellers is liable for or bound in any manner by, any express or implied representations, warranties, guaranties, promises or statements pertaining to the Business or any of the Assets or the transactions contemplated hereby except as specifically set forth in this Agreement or the Ancillary Agreements.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

        As an inducement to the Sellers to enter into this Agreement, the Purchaser hereby represents and warrants to the Sellers as follows:

        SECTION 4.01. ORGANIZATION, AUTHORIZATION AND QUALIFICATION. (A) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which the Purchaser is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified and in good standing would not materially and adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to which the Purchase is a party. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and upon their execution such Ancillary Agreements shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

        (b) To the knowledge of the Purchaser, there exists no fact or set of facts with respect to the Purchaser that would reasonably be likely to have a negative effect on the ability of the Institution to obtain (i) the U.S. DOE Pre-Closing Notice or (ii) approval of the change in ownership by any Educational Agency listed in Section 4.03 of the Disclosure Schedule.

        SECTION 4.02. NO CONFLICT. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Sellers, the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which the Purchaser is a party, as the case may be, do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, which would materially and adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or the Ancillary Agreements to which the Purchaser is a party, as the case may be.

        SECTION 4.03. REQUIRED CONSENTS. Except for the Required Consents or as otherwise set forth on Section 4.03 of the Disclosure Schedule, the execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which the Purchaser is a party, as the case may be, is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority or Educational Agency.

        SECTION 4.04. LITIGATION. No Action by or against the Purchaser is pending or, to the knowledge of the Purchaser, threatened, that could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

        SECTION 4.05. FINANCING. The Purchaser has or will have available, prior to the Closing, sufficient funds necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

        SECTION 4.06. BROKERS. Other than with respect to arrangements made by or on behalf of the Purchaser for which the Purchaser shall be solely responsible, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

        SECTION 4.07. NO OTHER REPRESENTATIONS. None of the Purchaser or any of its directors, officers, employees, agents or representatives has made, or shall be deemed to have made, and the Purchaser is not liable for or bound in any manner by, any express or implied representations, warranties, guaranties, promises or statements pertaining to its business or any of its assets except as specifically set forth in this Agreement or the Ancillary Agreements.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

        SECTION 5.01. CONDUCT OF BUSINESS PRIOR TO THE CLOSING. (A) Each of the Sellers covenants and agrees that, except as described in Section 5.01(a) of the Disclosure Schedule, between the date hereof and the time of the Closing, the Company shall not conduct its business other than in the ordinary course and consistent with the Company's prior practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, the Sellers shall cause the Company to (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use its reasonable best efforts to
(A) preserve intact its business organization and the business organization of the Business, (B) keep available to the Purchaser the services of the employees of the Company, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company and the Business, and (D) preserve its current relationships with Persons with which it has had significant business relationships; (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases set forth in Section 3.16(b) of the Disclosure Schedule which by their terms would otherwise expire; and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Sellers to be untrue or result in a breach of any covenant made by the Sellers in this Agreement.

        (b) Except as described in Section 5.01(b) of the Disclosure Schedule, the Sellers covenant and agree that, between the date hereof and the Closing Date, without the prior written consent of the Purchaser, none of the Sellers, the Company or the Institution will not do any of the things specified in the second sentence of Section 3.10 (including clauses (a) through (bb) thereof), subject to the exceptions set forth therein.

        SECTION 5.02. ACCESS TO INFORMATION. (A) From the date hereof until the Closing, upon reasonable notice, the Sellers shall cause its officers, directors, employees, agents, representatives, accountants and counsel, and shall cause the Company and each of the Company's officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Company, including access to enter upon such properties, plants and facilities to investigate and collect air, surface water, groundwater and soil samples or to conduct any other type of environmental assessment, and to those officers, directors, employees, agents, accountants and counsel of the Sellers and the Company who have any knowledge relating to the Company or the Business and (ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the Company and the Business (or legible copies thereof) as the Purchaser may from time to time reasonably request.

        (b) In order to facilitate the resolution of any claims made against or incurred by the Sellers prior to the Closing, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records relating to the Business and the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company and (ii) upon reasonable notice, afford the agents and representatives of the Sellers reasonable access (including the right to make, at the Sellers' expense, photocopies), during normal business hours, to such books and records.

        (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser, the Company or the Institution after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Sellers shall (i) retain the books and records of the Sellers which relate to the Business, the Company and the Institution and their operations for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser or the Company and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Purchaser or the Company reasonable access (including the right to make photocopies, at the expense of the Purchaser or the Company), during normal business hours, to such books and records.

        SECTION 5.03. CONFIDENTIALITY. (A) The terms of the Confidentiality Agreement are incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of the Purchaser under this Section 5.03 shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

        (b) Each of the Sellers agrees to, and shall cause his or her agents and representatives to, keep confidential all nonpublic information in his or her possession regarding the Company, the Institution and the Business (including any information made available to such Seller pursuant to Section 5.02(b)); PROVIDED, HOWEVER, that none of the Sellers will be required to maintain as confidential any information that (i) becomes generally available to the public other than as a result of disclosure by any Seller or any of its agents or representatives in breach of this Agreement; or (ii) is required to be disclosed pursuant to the terms of a valid subpoena or order by any Governmental Authority or Educational Agency or under any Law or other legal requirement; provided FURTHER that, in the event that such Seller or any such agent or representative becomes legally compelled to disclose any such information, (x) such Seller shall provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.03 and (y) in the event that such protective order or other remedy is not obtained or the Purchaser waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information.

        SECTION 5.04. REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS.
(A) The Sellers shall cooperate fully with the Purchaser and use all commercially reasonable efforts in good faith to obtain all Required Consents, the U.S. DOE Pre-Closing Notice, and any other authorizations, consents, orders and approvals (including any authorizations, consents, orders and approvals listed in Section 4.03 of the Disclosure Schedule) that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements. Each party hereto agrees to provide such information to Educational Agencies or the other parties as such may require, in connection with their review of any related application. The Sellers agree to cooperate with and to assist the Purchaser prior to the Closing, and to provide any assistance reasonably requested by the Purchaser after the Closing, to obtain or renew any Educational Approvals or any other necessary authorizations and approvals from Governmental Authorities or Educational Agencies with respect to the Business, including obtaining a U.S. DOE Pre-Closing Notice; provided, however, that (i) the Principal Seller, on behalf of himself and the other Sellers, shall have the right to review and comment in advance regarding any pre-closing submissions to or filings with, and to participate in any meetings with, any Educational Agency, and (ii) no such submissions to, or filings or meetings with, any Educational Agency shall occur unless the Principal Seller and the Purchaser have consulted with each other regarding the subject matter of such submissions, filings or meetings.

        (b) The Sellers shall give promptly such notices to third parties and use all commercially reasonable efforts, in good faith, to obtain such third party consents and estoppel certificates as the Purchaser may reasonably deem necessary in connection with the transactions contemplated by this Agreement and the Ancillary Agreements; PROVIDED, HOWEVER, that none of the Sellers shall have any obligation to give any guaranty or other consideration of any nature in connection with any such consent or estoppel certificates.

        (c) The Purchaser shall cooperate and use all commercially reasonable efforts, in good faith, to assist the Sellers in giving such notices to third parties and obtaining such third-party consents and estoppel certificates; PROVIDED, HOWEVER, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement that the Purchaser in its reasonable discretion may deem adverse to the interests of the Purchaser or the Business.

        (d) The Sellers and the Purchaser agree that, in the event that any Required Consent or other authorization, consent, order or approval necessary or desirable to preserve for the Business any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Company or the Institution is a party is not obtained prior to the Closing, the Sellers will, subsequent to the Closing, cooperate with the Purchaser and use all commercially reasonable efforts, in good faith, in attempting to obtain such Required Consent or other authorization, consent, order or approval as promptly thereafter as practicable. If such Required Consent or other authorization, consent, order or approval cannot be obtained, each of the Sellers shall use his or her reasonable best efforts to provide the Purchaser or the Company with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Sellers provide such rights and benefits, the Purchaser shall assume the obligations and burdens thereunder.

        SECTION 5.05. NOTICE OF DEVELOPMENTS. Prior to the Closing, (a) the Sellers shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could reasonably be expected to result in any breach of a representation, warranty or covenant of the Sellers in this Agreement or that could have the effect of making any representation or warranty of the Sellers in this Agreement untrue or incorrect in any respect and (ii) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, regulation, accreditation, projections or prospects of the Business and (b) the Purchaser shall promptly notify the Sellers in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could result in any breach of a representation, warranty or covenant of the Purchaser in this Agreement or that could have the effect of making any representation or warranty of the Purchaser in this Agreement untrue or incorrect in any respect.

        SECTION 5.06. NO SOLICITATION OR NEGOTIATION. The Sellers agree that between the date of this Agreement and the earlier of (a) the Closing and (b) the termination of this Agreement, none of the Sellers, the Company, any of its Affiliates, officers or directors or any of their respective representatives or agents will (i) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (A) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or the Assets (other than Inventory to be sold in the ordinary course of business consistent with past practice) or (B) to enter into any merger, consolidation, business combination, recapitalization, reorganization or other extraordinary business transaction involving or otherwise relating to the Company or (ii) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, assist or participate in, or facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Sellers immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Sellers shall notify the Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Sellers agree not to, and to cause the Company not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which any Seller or the Company is a party.

        SECTION 5.07. USE OF INTELLECTUAL PROPERTY. (A) The Sellers acknowledges that, from and after the Closing, the Company Intellectual Property shall be owned by the Company, that none of the Sellers shall have any rights in the Company Intellectual Property and that none of the Sellers will contest the ownership or validity of any rights of the Purchaser or the Company in or to the Company Intellectual Property.

        (b) From and after the Closing, none the Sellers shall use any of the Company Intellectual Property or any of the Licensed Intellectual Property.

        SECTION 5.08. RELEASE OF INDEMNITY OBLIGATIONS. The Sellers covenant and agree, on or prior to the Closing, to execute and deliver to the Company, for the benefit of the Company, a general release and discharge, in form and substance satisfactory to the Purchaser, releasing and discharging the Company from any and all obligations to indemnify any Seller or otherwise hold it harmless pursuant to any agreement or other arrangement entered into prior to the Closing.

        SECTION 5.09. INTERCOMPANY ARRANGEMENTS. Prior to the Closing, the Sellers shall cause any contract or arrangement that is disclosed (or should have been disclosed) in Section 3.14(a)(v) of the Disclosure Schedule, other than those contracts or arrangements set forth in Section 5.09 of the Disclosure Schedule, to be terminated or otherwise amended to exclude the Company as a party thereto.

        SECTION 5.10. PAYMENTS ON BEHALF OF AFFILIATES. Payments made or received by the Purchaser pursuant to Article II, Article VI or Article VIII hereof shall, in appropriate circumstances, be made on behalf of, or received in trust for the benefit of, the relevant Affiliate of the Purchaser. The Purchaser may direct in writing any such payment to be made by or to the appropriate Affiliate, and the Sellers shall comply with any such direction received at least two Business Days prior to the date such payment is due.

        SECTION 5.11. EMPLOYEE MATTERS. As of the date of the Closing, each then-current employee of the Company (a "Transferred Employee") shall cease to be covered by the Plans and shall be covered by the employee benefit plans of Purchaser or its Affiliate. The medical, dental and health plans of the Purchaser or its Affiliate applicable to each Transferred Employee (i) shall not contain any exclusions for pre-existing conditions, (ii) shall cover as of the date of the Closing each Transferred Employee who was covered by a comparable Plan immediately prior to the date of the Closing and (iii) shall credit each Transferred Employee for the plan year of the Company in which the date of the Closing occurs with all deductibles and co-payments applicable to the portion of such plan year occurring prior to the date of the Closing. In addition, Purchaser or its Affiliate shall grant each Transferred Employee full credit for all periods of employment with the Company for eligibility, vesting and accrual purposes under the employee benefit plans of Purchaser or its Affiliate applicable to such Transferred Employee (except that this sentence shall not obligate Purchaser or any of its Affiliates to grant benefit accrual service under any defined benefit pension plan for any period of employment occurring prior to the date of the Closing); provided, however, that such crediting of service shall not operate to duplicate any benefit to any such employee or the funding for any such benefit.

        SECTION 5.12. NON-COMPETITION. (A) Each of the Sellers agrees that, for a period of five years after the Closing Date (the "Restricted Period"), without the prior written consent of the Purchaser, such Seller shall not, directly or indirectly, (i) engage in any activity anywhere in the Restricted Territory involving the provision of post-secondary education services of the kind provided by the Company, the Institution or the Business (a "Restricted Business"), or (ii) own an interest in, manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, agent or consultant, any Restricted Business. For purposes of this Section 5.12(a), the "Restricted Territory" means the State of Florida.

        (b) As a separate and independent covenant, each of the Sellers agrees with the Purchaser that, for a period of five years following the Closing, such Seller will not in any way, directly or indirectly, interfere with or attempt to interfere with any officers, employees, representatives or agents of the Company or the Business, or induce or attempt to induce any of them to leave the employ of the Purchaser, the Company or the Business or violate the terms of their contracts, or any employment arrangements, with the Purchaser; PROVIDED, HOWEVER, that the foregoing will not prohibit a general solicitation to the public of general advertising.

        (c) The Restricted Period shall be extended by the length of any period during which any Seller is in breach of the terms of this Section 5.12.

        (d) Each of the Sellers acknowledges that the covenants set forth in this Section 5.12 are an essential element of this Agreement and that, but for their agreement to comply with these covenants, the Purchaser would not have entered into this Agreement. Each of the Sellers acknowledges that (i) this
Section 5.12 constitutes an independent covenant that shall not be affected by performance or nonperformance of any other provision of this Agreement by the Purchaser, and (ii) $200,000 of the Purchase Price shall be consideration allocable to such independent covenant. Each of the Sellers has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 5.12 are reasonable and proper.

        SECTION 5.13. PAYMENT OBLIGATIONS. Immediately following the Closing, the Sellers shall pay all outstanding amounts with respect to and satisfy in full, and shall deliver to the Purchaser "payoff" letters or similar releases or confirmations from third parties in forms reasonably satisfactory to the Purchaser with respect to, the obligations set forth in Section 5.13(a) of the Disclosure Schedule. The Sellers shall be responsible for all costs and expenses related to the capital projects described in Section 5.13(b) of the Disclosure Schedule.

        SECTION 5.14. INVESTMENTS. The Sellers shall take all actions necessary to distribute, prior to the Closing, to the Sellers all the right, title, interest and obligation related to each investment listed in Section 5.14 of the Disclosure Schedule.

        SECTION 5.15. FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                   TAX MATTERS

        SECTION 6.01. INDEMNITY. (A) The Sellers agree to indemnify and hold harmless, on a joint and several basis, the Purchaser and the Company against Excluded Taxes and, except as otherwise provided in Section 6.04, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants incurred in contesting or otherwise in connection with any such Taxes.

        (b) In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Tax that is allocable to the portion of the Straddle Period ending on the date of the Closing shall be:

                (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 6.07), deemed equal to the amount which would be payable if the taxable year ended on the date of the Closing; and

                (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction, the numerator of which is the number of calendar days in the period ending on the date of the Closing and the denominator of which is the number of calendar days in the entire Straddle Period. Any credit or refund resulting from an overpayment of Taxes for a Straddle Period shall be prorated based upon the method employed in this Section 6.01(b) taking into account the type of the Tax to which the refund relates. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 6.01(b) shall be computed by reference to the level of such items on the date of the

        Closing. All determinations necessary to effect the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

        SECTION 6.02. RETURNS AND PAYMENTS. (A) From the date of this Agreement through and after the Closing, the Sellers shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns relating to the Company that are due on or before or relate to any taxable period ending on or before the date of the Closing (and the Purchaser shall do the same with respect to any taxable period ending after the Closing). Tax Returns of the Company not yet filed for any taxable period that begins before the date of the Closing shall be prepared in a manner consistent with past practices employed with respect to the Company (except to the extent that counsel for the Sellers or the Company renders a legal opinion that there is no reasonable basis in law therefor or determines that a Tax Return cannot be so prepared and filed without being subject to penalties). With respect to any such Tax Return required to be filed by the Purchaser or the Sellers, the filing party shall provide the other party and its authorized representatives with a copy of such completed Tax Return and, if applicable, a statement certifying the amount of Tax shown on such Tax Return that is allocable to such other party pursuant to Section 6.01(b), together with appropriate supporting information and schedules at least 20 Business Days prior to the due date (including any extension hereof) for the filing of such Tax Return, and such other party and its authorized representatives shall have the right to review and comment on such Tax Return and statement prior to the filing of such Tax Return.

        (b) The Sellers shall pay, or cause to be paid, when due and payable all Taxes with respect to the Company for any Pre-Closing Period, and the Purchaser shall so pay or cause to be paid Taxes for any Post-Closing Period (subject to its right of indemnification from the Sellers by the date set forth in Section
6.05 for Taxes attributable to the portion of any Straddle Period pursuant to Sections 6.01(a) and 6.01(b)).

        SECTION 6.03. REFUNDS. Any Tax refund (including any interest with respect thereto) relating to the Company for any Pre-Closing Period, other than Tax refunds to the extent of the amount included in Working Capital, shall be the property of the Sellers, and if received by the Purchaser or the Company shall be paid over promptly to the Principal Seller for distribution to the Sellers. Notwithstanding the foregoing, (a) any Tax refund (or equivalent benefit to the Sellers through a reduction in Tax liability) for any Pre-Closing Period arising out of the carryback of a loss of credit incurred by the Company in any Post-Closing Period shall be the property of the Purchaser and, if received by the Sellers, shall be paid over promptly to the Purchaser; and (b) if a taxing authority subsequently disallows any refund with respect to which the Sellers have received a payment pursuant to this Section 6.03, the Sellers shall promptly pay (or cause to be paid) to the Purchaser the full amount of such refund (including any interest with respect thereto).

        SECTION 6.04. CONTESTS. (A) After the Closing, the Purchaser shall promptly notify the Principal Seller in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of the Purchaser or the Company which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article VI; provided, however, that the failure to give such notice will not affect the Purchaser's right to indemnification under this Article VI except to the extent, if any, that, but for such failure, the Sellers could have avoided all or a portion of the Tax liability in question.

        (b) In the case of an audit or administrative or judicial proceeding that relates to Pre-Closing Periods, provided that, and only to the extent that, the Sellers acknowledge in writing their liability under this Agreement to hold the Purchaser and the Company harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to Pre-Closing Periods, the Principal Seller shall have the right at his expense to participate in and control the conduct of such audit or proceeding; the Purchaser also may participate in any such audit or proceeding and, if the Principal Seller does not assume the defense of any such audit or proceeding, the Purchaser may defend the same in such manner as it may deem appropriate, including settling such audit or proceeding after five days prior written notice to the Principal Seller setting forth the terms and conditions of settlement. Notwithstanding anything to the contrary contained in Section 8.05, in the event that issues relating to a potential adjustment for which the Sellers have acknowledged liability are required to be contested in the same audit or proceeding as separate issues relating to a potential adjustment for which the Purchaser would be liable, the Purchaser shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

        (c) Notwithstanding anything to the contrary contained in Section 8.05, with respect to issues relating to a potential adjustment for which both the Sellers (as evidenced by its written acknowledgement under this Section 6.04) and the Purchaser or the Company could be liable, (i) both the Principal Seller and the Purchaser may participate in the audit or proceeding and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future taxable periods. The principle set forth in this Section 6.04(c) also shall govern for purposes of deciding any issue that must be decided jointly (including choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article VI by the Purchaser and the Principal Seller.

        (d) With respect to any Tax audit or proceeding for a taxable period that begins before the date of the Closing, neither the Purchaser nor the Principal Seller shall enter into any compromise or agree to settle any claim pursuant to such audit or proceeding which would adversely affect the other party for such taxable period or a subsequent taxable period without the written consent of the other party, which consent may not be unreasonably withheld. The Purchaser and the Principal Seller agree to cooperate, and the Purchaser agrees to cause the Company to cooperate, in the defense against or compromise of any claim in any such audit or proceeding.

        SECTION 6.05. TIME OF PAYMENT. Payment by the Sellers of any amounts due under this Article VI in respect of Taxes shall be made (a) at least three Business Days before the due date of the applicable estimated or final Tax Return required to be filed by the Purchaser on which is required to be reported income for a taxable period ending after the date of the Closing for which the Sellers are responsible under Sections 6.01(a) and 6.01(b) without regard to whether the Tax Return shows overall net income or loss for such period or (b) within three Business Days following an agreement between the Principal Seller and the Purchaser that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code. If liability under this Article VI is in respect of costs or expenses other than Taxes, payment by the Sellers of any amounts due under this Article VI shall be made within five Business Days after the date when the Principal Seller has been notified by the Purchaser that the Sellers have a liability for a determinable amount under this Article VI and is provided with calculations or other materials supporting such liability.

        SECTION 6.06. TAX COOPERATION AND EXCHANGE OF INFORMATION. The Sellers and the Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other (and the Purchaser shall cause the Company to provide such cooperation and information) in (a) filing any Tax Return, amended Tax Return or claim for refund, (b) determining a liability for Taxes or a right to a refund of Taxes, (c) participating in or conducting any audit or other proceeding in respect of Taxes, or (d) making representations to or furnishing information to parties subsequently desiring to purchase any part of the Assets, the Business or the Company from the Purchaser. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with related work papers and documents relating to rulings or other determinations by taxing authorities. The Sellers and the Purchaser shall make themselves (and their respective employees) reasonably available on a mutually convenient basis to provide explanations of any documents or information provided under this Section 6.06. Notwithstanding anything to the contrary in Section 5.02, each Seller and the Purchaser shall retain all Tax Returns, work papers and all material records or other documents in its possession (or in the possession of its Affiliates) relating to Tax matters of the Company for any taxable period that includes the date of the Closing and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions, and (ii) six years following the due date (without extension) for such Tax Returns. After such time, before any Seller or the Purchaser shall dispose of any such documents in his, her or its possession (or in the possession of Affiliates), the other parties shall be given an opportunity, after 90 days prior written notice, to remove and retain all or any part of such documents as such other party may select (at such other party's expense). Any information obtained under this
Section 6.06 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

        SECTION 6.07. CONVEYANCE TAXES. The Sellers shall be liable for and shall hold the Purchaser harmless against, on a joint and several basis, any Conveyance Taxes which become payable in connection with the transactions contemplated by this Agreement. The Sellers, after the review and consent by the Purchaser, shall file such applications and documents as shall permit any such Conveyance Taxes to be assessed and paid on or prior to the Closing in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Sellers to comply with the foregoing. The Purchaser shall complete and execute a resale or other exemption certificate with respect to the inventory items sold hereunder, and shall provide the Sellers with an executed copy thereof.

        SECTION 6.08. MISCELLANEOUS. (A) The Sellers and the Purchaser agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Company) under this Article VI, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

        (b) All payments payable under any tax sharing agreement or arrangement between any Seller and the Company for any taxable period ending on or prior to the date of the Closing shall be calculated on a basis consistent with past practice and shall be payable in full prior to the Closing. Any such tax sharing agreement or arrangement between any Seller and the Company shall be terminated prior to the Closing.

        (c) Notwithstanding any provisions in this Agreement to the contrary, the obligations of the Sellers to indemnify and hold harmless the Purchaser and the Company pursuant to this Article VI, and the representations and warranties contained in Section 3.24, shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

        (d) From and after the date of this Agreement, no Seller shall, without the prior written consent of the Purchaser (which may, in its sole and absolute discretion, withhold such consent), make, or cause or permit to be made, any Tax election that would affect the Company.

        (e) For purposes of this Article VI, "the Purchaser" and "a Seller," respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member (other than the Company, except to the extent expressly referenced).

        (f) The Purchaser shall be entitled to recover professional fees and related costs that it may reasonably incur to enforce the provisions of this
Article VI.

        (g) Notwithstanding anything to the contrary in this Agreement, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed solely by this Article VI.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

        SECTION 7.01. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, in each case with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date which shall be true and correct in all material respects as of such date; the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing Date shall have been complied with in all material respects, and the Sellers shall have received a certificate from the Purchaser to such effect signed, respectively, by a duly authorized officer thereof; and

                (b) NO ORDER. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions.

        SECTION 7.02. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Sellers and contained in this Agreement (i) that are not qualified by "materiality" or "Material Adverse Effect" shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date and (ii) that are qualified by "materiality" or "Material Adverse Effect" shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date, other than, in each case, such representations and warranties as are made as of another date, which shall be true and correct as set forth in clause (i) or (ii), as applicable, as of such date; the covenants and agreements contained in this Agreement to be complied with by the Sellers on or before the Closing Date shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Sellers to such effect signed by a duly authorized officer thereof;

                (b) NO ORDER. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions;

                (c) CONSENTS AND APPROVALS. The Sellers shall have delivered to the Purchaser the Required Consents and the consent referenced in
        Section 3.05 of the Disclosure Schedule, and the Purchaser shall have received the U.S. DOE Pre-Closing Notice and any other pre-Closing authorizations, consents, orders and approvals listed in Sections 3.06 and 4.03 of the Disclosure Schedule;

                (d) TITLE INSURANCE FOR OWNED REAL PROPERTY. The Purchaser shall receive, at the Purchaser's expense, from Attorney's Title Insurance Fund, Inc. or any other company approved by the Purchaser (the "TITLE COMPANY"), an owner's policy of title insurance, or irrevocable and unconditional binder to issue the same, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates, the Purchaser's good and marketable title in fee simple to the Owned Real Property, subject only to the Permitted Encumbrances and the items set forth in Schedule B to the lender's policy of title insurance already in place with respect to the Owned Real Property, with all standard printed exceptions waived, and containing such affirmative endorsements as desired by the Purchaser, acting reasonably;

                (e) SURVEY. The Purchaser shall have received, at the Purchaser's expense, a currently dated as-built ALTA survey of the Owned Real Property, prepared and certified to the Purchaser and the Title Company by a certified or registered surveyor approved by the Purchaser. Such survey shall (i) be in form and substance satisfactory to the Purchaser and the Title Company; (ii) show any improvements, the location of all easements, rights of way, sewer and water lines, building lines and encroachments, the location of all required building set-back lines and other dimensional regulations and any wetlands; and
        (iii) show the location of all abutting or adjoining streets, alleys, curb cuts and the like. In addition, the Purchaser shall have received a Surveyor's Certificate executed by such surveyor, in form and substance reasonably satisfactory to Purchaser;

                (f) NO MATERIAL ADVERSE EFFECT. No event or events shall have occurred, which, individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect; and

                (g) OPINION. The Purchaser shall have received a regulatory opinion from Drinker Biddle & Reath LLP, dated as of the Closing Date, substantially in the form and to the effect of Exhibit 7.02(g) hereto.

                                  ARTICLE VIII

                                 INDEMNIFICATION

        SECTION 8.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. (A) The representations and warranties of the Sellers contained in this Agreement and the Ancillary Agreements to which any Seller is a party shall survive the Closing for eighteen months from the Closing Date; provided, however, that (i) the representations and warranties made pursuant to Sections 3.01 (Organization), 3.03 (Capitalization), 3.18 (Assets) and 3.29 (Brokers) shall survive indefinitely, and (ii) the representations and warranties dealing with Tax matters shall survive the Closing until 120 calendar days following the expiration of the applicable statute of limitations governing such claims (giving effect to any waiver or extension thereof). Neither the period of survival nor the liability of the Sellers with respect to the Sellers' representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Principal Seller, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

        (b) The representations and warranties of the Purchaser contained in this Agreement and the Ancillary Agreements to which the Purchaser is a party shall survive the Closing for eighteen months from the Closing Date. Neither the period of survival nor the liability of the Purchaser with respect to such party's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Sellers. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Sellers to the Purchaser, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

        SECTION 8.02. INDEMNIFICATION BY THE SELLERS. (A) The Purchaser and its Affiliates and the officers, directors, employees and agents of the foregoing (each a "Purchaser Indemnified Party") shall be indemnified and held harmless, on a joint and several basis, by the Sellers for and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys' fees and expenses) actually suffered or incurred by them (including any Action brought or otherwise initiated by any of them) (hereinafter a "Loss") arising out of or resulting from:

                (i) the breach of any representation or warranty made by the Sellers contained in any Acquisition Document, in each case without giving effect to any materiality or "Material Adverse Effect" qualifiers set forth therein;

                (ii) the breach of any covenant or agreement by the Sellers contained in any Acquisition Document;

                (iii) Liabilities of the Company to the extent not reflected on the Closing Statement of Net Current Assets, whether arising before or after the Closing, arising from or relating to the ownership or actions or inactions of the Company or the conduct of the Business prior to the Closing; or

                (iv) any and all Losses suffered or incurred by the Purchaser or the Company by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of any Seller or the Company occurring or existing prior to the Closing.

        (b) To the extent that the undertakings of the Sellers set forth in this
Section 8.02 may be unenforceable, the Sellers shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties.

        SECTION 8.03. INDEMNIFICATION BY THE PURCHASER. (A) Each of the Sellers (each a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser for and against any and all Losses arising out of or resulting from:

                (i) the breach of any representation or warranty made by the Purchaser contained in this Agreement or any of the Ancillary Agreements to which the Purchaser is a party; or

                (i) the breach of any covenant or agreement by the Purchaser contained in this Agreement or any of the Ancillary Agreements to which the Purchaser is a party.

        (b) To the extent that the undertakings of the Purchaser set forth in this Section 8.03 may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller Indemnified Parties.

        SECTION 8.04. LIMITS ON INDEMNIFICATION. Notwithstanding anything to the contrary contained in this Agreement, (a) an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 8.02(a)(i) or 8.03(a)(i), as applicable, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $250,000, after which the Indemnifying Party shall be liable only for those Losses in excess of $250,000, and (b) the maximum amount of indemnifiable Losses which may be recovered from an Indemnified Party pursuant to Section 8.02(a)(i) or 8.03(a)(i), as applicable, shall be an amount equal to $7,500,000. The provisions of this Section 8.04 shall not apply with respect to indemnification for Taxes.

        SECTION 8.05. INDEMNIFICATION PROCEDURES. An Indemnified Party shall give the Indemnifying Party notice of any matter that an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 30 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises, provided, however, that the failure to provide such notice to the Indemnifying Party shall not release or relieve the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VIII. The obligations and Liabilities of the Indemnifying Party under this Article VIII with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article VIII ("Third Party Claims") shall be governed by and be contingent upon the following additional terms and conditions: if the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives written notice of its intention to do so to the Indemnified Party within 10 days of the receipt of such notice from the Indemnified Party; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate, in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required at the expense of the Indemnifying Party, and provided, further, that in the event of a Third-Party Claim relating to Taxes, the Indemnified Party shall be entitled to retain control to the extent that the Third Party Claim involves matters that are not indemnified hereunder or otherwise could increase the tax liability for a period after the Closing Date. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnifying Party will make promptly any payment required to be made by it to the Indemnified Party under this Article
VIII. Notwithstanding the foregoing, if an Indemnified Party reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification could materially adversely affect any Educational Approval of the Institution or the Institution's ability to participate fully in the Title IV Programs, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such matter, provided that the Indemnifying Party shall not be bound by a settlement effected without its consent (which may not be unreasonably withheld).

        SECTION 8.06. DISTRIBUTIONS FROM ESCROW ACCOUNT. In the event that (a) the Principal Seller shall not have objected to the amount claimed by the Purchaser for indemnification with respect to any Loss in accordance with the procedures set forth in the Escrow Agreement or (b) the Principal Seller shall have delivered notice of its disagreement as to the amount of any indemnification requested by the Purchaser and either (i) the Principal Seller and the Purchaser shall have, subsequent to the giving of such notice, mutually agreed that the Sellers are obligated to indemnify the Purchaser for a specified amount and shall have so jointly notified the Escrow Agent or (ii) a final nonappealable judgment shall have been rendered by the court having jurisdiction over the matters relating to such claim by the Purchaser for indemnification from the Sellers and the Escrow Agent shall have received, in the case of clause
(i) above, written instructions from the Principal Seller and the Purchaser or, in the case of clause (ii) above, a copy of the final nonappealable judgment of the court, the Escrow Agent shall deliver to the Purchaser from the Escrow Account any amount determined to be owed to the Purchaser under this Article VIII in accordance with the Escrow Agreement. If and to the extent the Escrow Amount is insufficient to cover any amount determined to be owed to the Purchaser under this Article VIII, then the Sellers shall pay the amount of such deficiency to the Purchaser by wire transfer in immediately available funds to a bank account designated by the Purchaser.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

        SECTION 9.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                (a) by either the Sellers or the Purchaser if the Closing shall not have occurred on or before August 1, 2006; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.01(a) shall not be available to a party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                (b) by the Purchaser, upon a material breach of any representation, warranty, covenant or agreement of the Sellers set forth in this Agreement, or if any representation or warranty of the Sellers shall have become untrue, in either case such that the conditions set forth in Section 7.02 would not be satisfied; PROVIDED, HOWEVER, that if such breach is curable by the Sellers through the exercise of its reasonable best efforts within 30 days of its receipt of the Purchaser's written notice of such breach, then the Purchaser may not terminate this Agreement pursuant to this Section 9.01(b) prior to the expiration of such 30-day period;

                (c) by the Sellers, upon a material breach of any representation, warranty, covenant or agreement of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue, in either case such that the conditions set forth in Section 7.01 would not be satisfied; PROVIDED, HOWEVER, that if such breach is curable by the Purchaser through the exercise of its reasonable best efforts within 30 days of its receipt of the Principal Seller's written notice of such breach, then the Sellers may not terminate this Agreement pursuant to this Section 9.01(c) prior to the expiration of such 30-day period;

                (d) by either the Purchaser or the Sellers in the event that any Governmental Authority shall have issued a Governmental Order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Governmental Order or other action shall have become final and nonappealable; or

                (b) by the mutual written consent of the Sellers and the Purchaser.

        SECTION 9.02. EFFECT OF TERMINATION. (A) In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto relating to or arising out of this Agreement except (i) as set forth in Section
5.03 and Article X and (ii) that nothing herein shall relieve any party from liability for any breach of this Agreement.

        SECTION 9.03. AMENDMENT. This Agreement may not be amended or modified except (a) by an instrument in writing signed by or on behalf of the parties hereto or (b) by a waiver in accordance with Section 9.04.

        SECTION 9.04. WAIVER. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of another party, (b) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered by another party pursuant hereto or (c) waive compliance with any of the agreements of another party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                                   ARTICLE X

                               GENERAL PROVISIONS

        SECTION 10.01. EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

        SECTION 10.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by nationally recognized overnight courier service, by telecopy, by facsimile, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                (a)     if to any Seller:

                         Richard I. Gouse
                         New England Institute of Technology, Inc.
                         2500 Post Road
                         Warwick, RI  02886-2266
                         Telephone:  (401) 739-5000
                         Facsimile:  (401) 738-8990
                         Email:  rgouse@neit.edu

                         with a copy to:

                         Cameron & Mittleman LLP
                         56 Exchange Terrace
                         Providence, RI  02903
                         Telephone:  (401) 331-5700
                         Facsimile:  (401) 331-5787
                         Email:  CCAMERON@CM-LAW.COM
                                 -------------------
                         Attention:  E. Colby Cameron, Esq.

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

                  (b)    if to the Purchaser:

                         Lincoln Technical Institute
                         200 Executive Drive
                         West Orange, NJ  07052
                         Telephone:  (973) 736-9340
                         Facsimile:  (973) 243-0841
                         Email:  DCarney@lincolntech.com
                         Attention: David F. Carney, Chairman and Chief Executive Officer

                         with a copy to:

                         Shearman & Sterling LLP
                         599 Lexington Avenue
                         New York, NY  10022-6069
                         Telephone:  (212) 848-4000
                         Facsimile:  (646) 848-8966
                         Email:  cobrien@shearman.com
                         Attention:  Clare O'Brien, Esq.

        SECTION 10.03. PUBLIC ANNOUNCEMENTS. None of the Sellers shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the Purchaser.

        SECTION 10.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. In addition, if any one or more of the provisions contained in this Agreement is for any reason held to be excessively broad as to duration, geographical scope, activity or subject, it is to be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable Law as it then appears. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

        SECTION 10.05. ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Sellers on the one hand, and the Purchaser, on the other hand, with respect to the subject matter hereof and thereof.

        SECTION 10.06. ASSIGNMENT. This Agreement may not be assigned by any party hereto by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such parties); provided, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Purchaser without the consent of the Principal Seller.

        SECTION 10.07. NO THIRD PARTY BENEFICIARIES. Except for the provisions of Article VIII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any spouses or dependents of the Sellers or of such Persons, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

        SECTION 10.08. SPECIFIC PERFORMANCE. Each of the Sellers acknowledges and agrees that the Purchaser would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Sellers could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Purchaser may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

        SECTION 10.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the State of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

        SECTION 10.10. WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that neither it nor the other parties hereto has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.09.

        SECTION 10.11. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 10.12. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, each Seller has executed this Agreement, and the Purchaser has caused this Agreement to be executed by its officers thereunto duly authorized, as of the date first written above.



                                        LINCOLN TECHNICAL INSTITUTE, INC.


                                        By:  /s/ DAVID F. CARNEY
                                           -------------------------------------
                                             Name:  David F. Carney
                                             Title: Chairman and Chief
                                                    Executive Officer


                                            /s/ RICHARD I. GOUSE
                                           -------------------------------------
                                               Richard I. Gouse


                                        THE CAROLYN BETH GOUSE IRREVOCABLE TRUST


                                        By:  /s/ ANDREW T. GOUSE
                                           -------------------------------------
                                             Name:  Andrew T. Gouse
                                             Title:  Trustee


                                           /s/ ANDREW T. GOUSE
                                           -------------------------------------
                                           Andrew T. Gouse



                                           /s/ SETH KURN
                                           -------------------------------------
                                           Seth Kurn



                                           /s/ STEVEN L. MELTZER
                                           -------------------------------------
                                           Steven L. Meltzer